UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

LEXINGTON REALTY TRUST

(Name of Registrant as Specified In Its Organizational Documents)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2007

To the Shareholders of
Lexington Realty Trust:

The 2007 Annual Meeting of Shareholders of Lexington Realty Trust will be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 on Tuesday, May 22, 2007, at 10:00 a.m., Eastern time, for the following purposes:

(1)	to elect 11 trustees to serve until the 2008 Annual Meeting of Shareholders;

(2)	to consider and vote upon a proposal to approve and adopt the Lexington Realty Trust 2007 Equity-Based Award Plan;

(3)	to consider and vote upon a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(4)	to transact such other business as may properly come before the 2007 Annual Meeting or any adjournment or postponement thereof.

Only holders (“Shareholders”) of record at the close of business on March 23, 2007 are entitled to notice of and to vote at the 2007 Annual Meeting of Shareholders or any adjournments or postponements thereof.

By Order of the Board of Trustees,

/s/  Paul R. Wood
Paul R. Wood
Vice President, Chief Accounting Officer
and Secretary

New York, New York
April 16, 2007

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR AUTHORIZE YOUR PROXY BY INTERNET OR TELEPHONICALLY BY FOLLOWING THE PROCEDURES DESCRIBED ON THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING. The Proxy may be revoked by you at any time by written notice to the Company prior to its exercise or by submitting a later dated or authorized proxy. Giving your proxy will not affect your right to vote in person if you attend the meeting and affirmatively indicate your intention to vote at such meeting.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 1
MANAGEMENT AND CORPORATE GOVERNANCE
COMPENSATION OF EXECUTIVE OFFICERS
PROPOSAL NO. 2 THE LEXINGTON REALTY TRUST 2007 EQUITY-BASED AWARD PLAN
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2007

QUESTIONS AND ANSWERS

Why did I receive this proxy?

The Board of Trustees of Lexington Realty Trust is soliciting proxies to be voted at the 2007 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting. The Annual Meeting will be held Tuesday, May 22, 2007, at 10:00 a.m. Eastern time at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend our Annual Meeting in person in order to vote.

All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Realty Trust. All references to “Shareholder” and “you” refer to a holder of record of the beneficial interests designated as common shares, par value $0.0001 per share, of the Company, which we refer to as common shares, as of the close of business on Friday, March 23, 2007, which we refer to as the Record Date.

When was this proxy statement mailed?

This proxy statement, the enclosed proxy card, the Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2006, that contains financial statements audited by KPMG LLP, our independent registered public accounting firm, and their reports thereon dated February 28, 2007, were mailed to Shareholders beginning on or about April 16, 2007. Except as specifically incorporated herein by reference, the Annual Report is not part of the proxy solicitation material.

Who is entitled to vote?

All Shareholders as of the close of business on the Record Date (Friday, March 23, 2007) are entitled to vote at the Annual Meeting.

In addition to Shareholders, NKT Advisors, LLC, which we refer to as NKT Advisors, as the holder of the only outstanding share of our special voting preferred stock, par value $0.0001 per share, which we refer to as the Special Voting Preferred Stock, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

In connection with our merger with Newkirk Realty Trust, Inc., which we refer to as Newkirk, we issued to NKT Advisors, the former external adviser to Newkirk, one share of Special Voting Preferred Stock entitling NKT Advisors to vote on all matters for which Shareholders are entitled to vote. NKT Advisors is an affiliate of Michael L. Ashner, our Executive Chairman and Director of Strategic Acquisitions. The number of votes that NKT Advisors is entitled to cast with respect to the Special Voting Preferred Stock is equal to the number of units of limited partnership interest, or MLP Units, in The Lexington Master Limited Partnership, one of our operating partnerships, outstanding immediately following Newkirk’s initial public offering (on a post 0.80 reverse unit split in connection with the merger), less the number of such MLP Units redeemed or held by us, which we refer to as the Voting MLP Units. At March 23, 2007, the number of votes that NKT Advisors is entitled to cast on account of the Special Voting Preferred Stock is 34,586,615.

NKT Advisors has agreed to cast its votes in respect of the Special Voting Preferred Stock in proportion to the votes it receives from holders of the Voting MLP Units, subject to the following limitations. First, Vornado Realty Trust and its affiliates, which we refer to as Vornado, do not have the right to vote for board members at all times when any affiliate of Vornado Realty Trust is serving or standing for election as a board member, which is the case at the Annual Meeting. In addition, at all other times, Vornado’s right to vote in the election of trustees will be limited to the number of Voting MLP Units that it owns not to exceed 9.9% of our outstanding common shares on a fully diluted basis (presently 11,292,136 Voting MLP Units). NKT Advisors will be entitled to vote in its sole discretion to the extent the voting rights of Vornado’s affiliates are so limited. Accordingly, NKT Advisors will be able to vote 8,149,594 Voting MLP Units, the number of Voting MLP Units held by Vornado and its affiliates, for Proposal No. 1 (Election of Trustees), in its sole discretion. Simultaneous with the mailing of this proxy statement to Shareholders, NKT Advisors is mailing a copy of this proxy statement to holders of Voting MLP Units, together with a form on which holders of Voting MLP Units can indicate their preference on the matters set forth in this proxy statement.

There was no other class of voting securities outstanding at the Record Date other than common shares and Special Voting Preferred Stock.

What is the quorum for the Annual Meeting?

In order for any business to be conducted, the holders of a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present. As of the Record Date, 68,145,124 common shares and 34,586,615 Voting MLP Units were issued and outstanding for a total of 102,731,739 votes entitled to be cast.

How many votes do I have?

Each common share outstanding on the Record Date is entitled to one vote on each item submitted for consideration. If a Shareholder is a participant in our Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant’s account, as well as shares held of record in the participant’s name as part of such plan.

How do I vote?

By Mail:	Vote, sign, date your proxy card and mail it in the postage-paid envelope.

In Person:	Vote at the Annual Meeting.

By Telephone:	Call toll-free 1-866-540-5760 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.

Via Internet:	Log on to www.proxyvoting.com/lxp and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting by mail, telephone and on the Internet.

What am I voting on?

You will be voting on the following proposals:

(1)	to elect 11 trustees to serve until the 2008 Annual Meeting of Shareholders;

(2)	a proposal to approve and adopt the Lexington Realty Trust 2007 Equity-Based Award Plan;

(3)	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(4)	to transact such other business as may properly come before the 2007 Annual Meeting or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?

The Board of Trustees is not presently aware of any other items of business to be presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Patrick Carroll and Paul R. Wood with respect to any other matters that might be brought before the meeting.

How many votes are required to act on the proposals?

Assuming a quorum is present at the Annual Meeting, (i) the affirmative vote of the holders of a plurality of the common shares cast at the Annual Meeting will be sufficient to elect each candidate for election as a trustee, and (ii) the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, will be sufficient to (A) adopt the Lexington Realty Trust 2007 Equity-Based Award Plan, provided that the total votes cast on the proposal represents at least 50% in interest of all securities entitled to vote thereon or (B) ratify the appointment of KPMG LLP as our independent registered public accounting firm. Therefore, abstentions as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. If you abstain or withhold votes or your shares are treated as broker non-votes, your abstention, withheld vote or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of trustees or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and will have the effect of a vote against the proposal to approve and adopt the Lexington Realty Trust 2007 Equity-Based Award Plan, unless for the purpose of the New York Stock Exchange listing standards, holders of over 50% in interest of all securities entitled to vote thereon cast votes, in which event broker non-votes will not have any effect on the result of the votes on this proposal.

What happens if I authorize my proxy without voting on all proposals?

When you return a properly executed proxy card or authorize your proxy telephonically or by Internet, we will vote the shares that the proxy card or authorization represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, we will vote your proxy in favor of (FOR) Proposals No. 1, No. 2 and/or No. 3, as the case may be.

What if I want to change my vote after I return my proxy?

You may revoke your proxy at any time before its exercise by:

(i)	delivering written notice of revocation to our Secretary, Paul R. Wood, at c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015;

(ii)	submitting to us a duly executed proxy card bearing a later date;

(iii)	authorizing a proxy via the Internet or by telephone at a later date; or

(iv)	appearing at the Annual Meeting and voting in person;

provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by Paul R. Wood, our Secretary, at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern time, on May 21, 2007.

Attendance at our Annual Meeting will not constitute a revocation of a proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares in person by completing and delivering a written ballot.

Will anyone contact me regarding this vote?

It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request. In addition to the solicitation of proxies by use of the mails, our trustees, officers and regular employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We have retained The Altman Group, Inc., an outside proxy solicitation firm, in connection with the Annual Meeting. We reserve the right to engage additional solicitors and pay compensation to them for the solicitation of proxies.

Who has paid for this proxy solicitation?

We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other materials that may be sent to Shareholders in connection with this solicitation. We have retained The Altman Group, Inc., an outside proxy solicitation firm, in connection with the Annual Meeting and will pay $9,000 for its services. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

How do I submit a proposal for the 2008 Annual Meeting of Shareholders?

In order to be eligible for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our principal executive office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Paul R. Wood, Secretary, no later than December 18, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

In addition, if you desire to bring business (including trustee nominations) before the 2008 Annual Meeting of Shareholders, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no later than December 18, 2007. For additional requirements, Shareholders should refer to our bylaws, a current copy of which may be obtained from our Secretary.

Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2008 Annual Meeting of Shareholders. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 60 days prior to the 2008 Annual Meeting of Shareholders, and also retain such authority under certain other circumstances.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please complete and return all proxy cards to ensure that all your shares are voted.

How do I receive future proxy materials electronically?

If you are a Shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. To do so, please log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment. You will need to refer to your account number on the proxy card. If you later wish to receive the statements and reports by regular mail, this e-mail enrollment may be cancelled.

If you are not a Shareholder of record, please contact your broker.

Can I find additional information on the Company’s website?

Yes. Our website is located at www.lxp.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees and reports that we file and furnish with the Securities and Exchange Commission, which we refer to as the SEC. Copies of our code of business conduct and ethics, corporate governance guidelines and charters of board committees also may be obtained by written request addressed to Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES
AND EXECUTIVE OFFICERS

The following table indicates, as of March 23, 2007, (a) the number of common shares beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares, and (b) the percentage such shares represent of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

	Beneficial Ownership of
Name of Beneficial Owner	Shares(1)		Percentage of Class

Apollo Real Estate Advisors III LP	18,687,236	(2)	21.5%
Vornado Realty Trust	8,149,594	(3)	10.7%
Barclays Global Investors, NA, et. al.	4,576,934	(4)	6.7%
The Vanguard Group, Inc.	3,772,723	(5)	5.5%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other beneficial owner.

(2)	Based on information contained in a Form 4 filed with the SEC on March 13, 2007. According to such Form 4, AP LXP Holdings LLC owns 18,687,236 MLP Units. AP LXP Holdings LLC is wholly owned by Apollo Real Estate Investment Fund III, L.P., the general partner of which is Apollo Real Estate Advisors III, L.P., the general partner of which is Apollo Real Estate Capital Advisors III, Inc. (all located at Two Manhattanville Road, Suite 203, Purchase, New York 10577).

(3)	Based on information contained in a Form 3 filed with the SEC on January 10, 2007. According to such Form 3, Vornado Realty Trust’s wholly-owned subsidiaries, Vornado Realty L.P., Vornado Newkirk LLC and VNK L.L.C. own 6,129,580.9, 1,188,932.1 and 831,080.9 MLP Units, respectively. Vornado Realty Trust is located at 888 Seventh Avenue, New York, New York 10119 and Vornado Realty L.P. is located at 210 Route 4 East, Paramus, New Jersey 07652.

(4)	Based on information contained in a Schedule 13G filed with the SEC on January 23, 2007. According to such Schedule 13G, (i) Barclays Global Investors, NA (45 Fremont Street, San Francisco, CA 94105), (ii) Barclays Global Fund Advisors (45 Fremont Street, San Francisco, CA 94105), (iii) Barclays Global Investors, Ltd (Murray House, 1 Royal Mint Court, London, EC3N 4HH), and (iv) Barclays Global Investors Japan Trust and Banking Company Limited (Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan), are deemed to be the beneficial owners of an aggregate of 4,576,934 common shares as a result of their holding common shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

The following table indicates, as of March 23, 2007, (a) the number of common shares beneficially owned by each trustee and each executive officer, and by all trustees and executive officers as a group, and (b) the percentage such shares represent of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

	Beneficial Ownership of
Name of Beneficial Owner	Shares(1)		Percentage of Class

Michael L. Ashner	1,128,613	(2)	1.6%
E. Robert Roskind	2,384,938	(3)	3.4%
Richard J. Rouse	508,868	(4)	*
T. Wilson Eglin	455,571	(5)	*
Patrick Carroll	256,850	(6)	*
John B. Vander Zwaag	74,672	(7)	*
Paul R. Wood	30,245	(8)	*
William J. Borruso	1,250		*
Clifford Broser	2,500		*
Geoffrey Dohrmann	32,332	(9)	*
Carl D. Glickman	193,012		*
James Grosfeld	18,798		*
Richard Frary	10,500		*
Kevin W. Lynch	24,306		*
All trustees and executive officers as a group (14 persons)	5,122,455		7.3%

*	Represents beneficial ownership of less than 1.0%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other beneficial owner.

(2)	Includes (i) 847,543 limited partnership units, held directly by Mr. Ashner or indirectly by Mr. Ashner through his individual retirement account, his wife’s individual retirement account, a trust for his children and the Ashner Family Evergreen Foundation, a New York not for profit corporation, of which Mr. Ashner is a director, in The Lexington Master Limited Partnership, which is one of our operating partnership subsidiaries, which are currently exchangeable, on a one-for-one basis, for common shares and (ii) 281,070 common shares held directly by Mr. Ashner, all of which are currently subject to a lockup provision in Mr. Ashner’s Employment Agreement. Excludes 3,500,000 common shares held by Winthrop Realty Trust, of which Mr. Ashner is Chairman and Chief Executive Officer.

(3)	Includes (i) 1,519,154 limited partnership units, held by directly by Mr. Roskind or indirectly by Mr. Roskind through his wife and entities controlled by Mr. Roskind, in Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P., each of which is one of our operating partnership subsidiaries, which are currently exchangeable, on a one-for-one basis, for common shares, (ii) 336,756 common shares held directly by Mr. Roskind, (iii) 131,233 common shares held directly by Mr. Roskind which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, (iv) 167,843 common shares held in trust in which Mr. Roskind is beneficiary, (v) 33,620 common shares owned of record by The LCP Group, L.P., an entity controlled by Mr. Roskind, which Mr. Roskind disclaims beneficial ownership of to the extent of his pecuniary interest, and (vi) 196,332 common shares held by The Roskind Family Foundation, Inc., over which Mr. Roskind shares voting and investment power. 181,902 common shares and 620,000 operating partnership units are pledged by Mr. Roskind as security for loans and 114,464 common shares are held in a margin account.

(4)	Includes (i) 101,438 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are currently exchangeable, on a one-for-one basis, for common shares, (ii) 118,454 common shares held directly by Mr. Rouse, (iii) 165,751 common shares held directly by Mr. Rouse which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iv) 123,225 common shares held in trust in which Mr. Rouse is beneficiary. 86,402 operating partnership units are pledged by Mr. Rouse as security for a loan and 58,917 common shares are held in margin accounts.

(5)	Includes (i) 107,142 common shares held directly by Mr. Eglin, (ii) 217,566 common shares held directly by Mr. Eglin which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iii) 130,863 common shares held in trust in which Mr. Eglin is beneficiary.

(6)	Includes (i) 63,652 common shares held directly by Mr. Carroll, (ii) 115,312 common shares held directly by Mr. Carroll which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iii) 77,886 common shares owned of record by Mr. Carroll’s wife, which Mr. Carroll disclaims beneficial ownership of.

(7)	Consists of common shares held directly by Mr. Vander Zwaag which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement.

(8)	Includes (i) 22,394 common shares held directly by Mr. Wood, (ii) 2,251 common shares held directly by Mr. Wood which are subject to time-based vesting requirements and (iii) 5,600 common shares held in trust in which Mr. Wood is a beneficiary.

(9)	A portion of these common shares are held in a margin account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the SEC and the New York Stock Exchange. Trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that during the 2006 fiscal year our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares complied with all Section 16(a) filing requirements applicable to them, except that (i) the grants of (A) 484 common shares to Mr. Dohrmann, (B) 576 common shares to Mr. Glickman, (C) 627 common shares to Mr. Grosfeld, (D) 909 common shares to Mr. Lynch, (E) 973 common shares to Mr. Perla, and (F) 422 common shares to Mr. Zachary, on April 27, 2006 were inadvertently reported late on May 3, 2006 and (ii) the grant of 2,251 common shares to Mr. Wood, and the disposition of 1,903 common shares as a payment of tax liabilities, were inadvertently reported late on January 4, 2007. Upon discovery, these transactions were promptly reported.

PROPOSAL NO. 1

ELECTION OF TRUSTEES

Board of Trustees

Our Board of Trustees currently consists of 11 trustees and each of our current trustees is nominated to be elected at the Annual Meeting with respect to which this proxy statement is being distributed. Election of our trustees requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. The 11 nominees for trustee are Michael L. Ashner, E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, William J. Borruso, Clifford Broser, Geoffrey Dohrmann, Carl D. Glickman, James Grosfeld, Richard Frary and Kevin W. Lynch. Each nominee has consented to being named in this proxy statement and to serve if elected. Background information relating to the nominees for election appears below.

The enclosed proxy, if properly completed, signed, dated and returned, and any proxy properly authorized via internet or telephone to vote is withheld or a contrary vote is indicated, will be voted FOR the election of these 11 nominees. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by proxy, for such substitute nominee as may be designated by our Board of Trustees. All trustees serve for a term of one year (or until our 2008 Annual Meeting of Shareholders) and until their respective successors are elected and qualify.

The following information relates to the nominees for election as our trustees:

Name	Business Experience

MICHAEL L. ASHNER Age 54	Mr. Ashner served as Chairman and the Chief Executive Officer of Newkirk until consummation of the merger with Newkirk, a position he held since June 2005. On December 31, 2006, Mr. Ashner was appointed as a trustee and our Executive Chairman and Director of Strategic Acquisitions. Mr. Ashner also serves as a trustee and the Chairman and Chief Executive Officer of Winthrop Realty Trust, positions he has held since January 2004. Since 1996 he has also served as the Chief Executive Officer of Winthrop Realty Partners, L.P., which we refer to as Winthrop, a real estate investment and management company. Mr. Ashner devotes the business time to us as is reasonably required to perform his duties. Mr. Ashner served as a director and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., three real estate investment trusts, from August 2002 until their liquidation in April 2004. Mr. Ashner also serves on the board of directors of NBTY, Inc., a manufacturer and distributor of nutritional supplements.
E. ROBERT ROSKIND Age 62	Mr. Roskind became Co-Vice Chairman on December 31, 2006, and served as our Chairman from October 1993 to December 31, 2006 and our Co-Chief Executive Officer from October 1993 to January 2003. Mr. Roskind also serves as the Chairman of Lexington Strategic Asset Corp. (“LSAC”). He founded The LCP Group, L.P., a real estate advisory firm, in 1973 and has been its Chairman since 1976. Mr. Roskind also serves as Chairman of Crescent Hotels and Resorts, as a member of the Board of Directors of LCP Investment Corporation, a Japanese real estate investment trust listed on the Tokyo Stock Exchange, and as a member of the Board of Directors of LCP Reit Advisors, the external advisor to LCP Investment Corporation, each of which is an affiliate of the LCP Group L.P. Mr. Roskind spends approximately 25% of his business time on the affairs of The LCP Group L.P. and its affiliates; however, Mr. Roskind prioritizes his business time to address our needs ahead of The LCP Group L.P.

Name	Business Experience

RICHARD J. ROUSE Age 61	Mr. Rouse became Co-Vice Chairman on December 31, 2006, served, and continues to serve as our Chief Investment Officer since January 2003 and as one of our trustees since October 1993. He served as our President from October 1993 to April 1996, was our Co-Chief Executive Officer from October 1993 until January 2003, and since April 1996 served as our Vice Chairman. Mr. Rouse also serves as Chief Investment Officer of LSAC.
T. WILSON EGLIN Age 42	Mr. Eglin has served as our Chief Executive Officer since January 2003, our Chief Operating Officer since October 1993, our President since April 1996 and as a trustee since May 1994. He served as one of our Executive Vice Presidents from October 1993 to April 1996. Mr. Eglin also serves as Chief Executive Officer and President and a member of the Board of Directors of LSAC.
WILLIAM J. BORRUSO Age 61	Mr. Borruso has served as a trustee since December 31, 2006. Mr. Borruso retired from Pricewaterhouse Coopers LLP, independent certified public accountants, in June 2005 after 27 years as a partner. Mr. Borruso is a certified public accountant. From October 2005 to December 2006, Mr. Borusso served as a director of LSAC.
CLIFFORD BROSER Age 46	Mr. Broser has served as a trustee since December 31, 2006. Mr. Broser has been associated with Vornado since 1989. Since 1997 Mr. Broser has been a Senior Vice President in Vornado’s acquisitions group where he has been responsible for real estate acquisitions and financings. Vornado is a diversified REIT with a current market cap in excess of $23 billion, making it one of the largest REITs in the industry.
GEOFFREY DOHRMANN Age 56	Mr. Dohrmann has served as a trustee since August 2000. Mr. Dohrmann co-founded Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company in 1987 and is currently its President and Chief Executive Officer. Mr. Dohrmann also belongs to the advisory boards for the National Real Estate Index, The Journal of Real Estate Portfolio Management and American Real Estate Society. Mr. Dohrmann is also a fellow of the Homer Hoyt Institute and the American Real Estate Society and holds the Counselors of Real Estate (CRE) designation.
CARL D. GLICKMAN Age 80	Mr. Glickman has served as a trustee since May 1994. Mr. Glickman has been President of The Glickman Organization, a real estate development and management firm, since 1953. Mr. Glickman is a Director and a member of the Audit Committee of the Board of Directors of Bear Stearns Companies, Inc. and a member of the Board of Trustees of Cleveland State University.
JAMES GROSFELD Age 69	Mr. Grosfeld has served as a trustee since November 2003. He also serves as a Director and member of the Audit Committee of the Board of Directors of Copart, Inc. and a Director of BlackRock, Inc. He has served on the Advisory Board of the Federal National Mortgage Association and as Director of Interstate Bakeries Corporation, Addington Resources, Ramco-Gershenson Properties Trust and BlackRock Investors. He was Chairman and Chief Executive Officer of Pulte Home Corporation from 1974 to 1990. He received his B.A. from Amherst College in 1959 and L.L.B. from Columbia Law School in 1962.

Name	Business Experience

RICHARD FRARY Age 59	Mr. Frary has served as a trustee since December 31, 2006. Mr. Frary is the founding partner and majority shareholder of Tallwood Associates, Inc. a private merchant banking firm founded in 1990 primarily engaged in real estate acquisition, management and development. He also serves on the board of directors of Tarragon Corporation, a publicly traded real estate investment trust, and the board of trustees of Johns Hopkins University.
KEVIN W. LYNCH Age 54	Mr. Lynch has served as a trustee from May 2003 to the present and from May 1996 to May 2000. Mr. Lynch co-founded and has been a Principal of The Townsend Group since 1983. The Townsend Group is a real estate consulting firm to institutional investors in the United States. Mr. Lynch is a frequent industry speaker and member of the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries. He currently sits on the Real Estate Advisory Board for New York University and is a Director and a member of the Audit Committee of the Board of Directors of First Industrial Realty Trust.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Trustees

Our Board of Trustees held 18 meetings during the fiscal year ended December 31, 2006. Each trustee attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he served.

Effective December 31, 2006 and pursuant to our Agreement and Plan of Merger with Newkirk, the size of our Board of Trustees was increased from nine members to 11 members and Stanley R. Perla and Seth M. Zachary resigned from our Board of Trustees and each of Michael L. Ashner, Richard Frary, Clifford Broser and William J. Borruso were appointed to our Board of Trustees. Our Board of Trustees has determined that a majority of our trustees are “independent” as defined by the applicable listing standards of the New York Stock Exchange.

We expect all trustees to attend each annual general meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting. All trustees that were trustees at such time attended the most recent annual meeting of shareholders, which was held on May 23, 2006.

Trustee Independence

Our Board of Trustees has adopted the following categorical standards for independence:

•	A trustee who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer, of the Company may not be deemed independent. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a trustee from being considered independent following that employment.

•	A trustee who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•	(A) A trustee who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time may not be deemed independent.

•	A trustee who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.

•	A trustee who is a current employee or general partner, or whose immediate family member is a current executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

•	A trustee who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of such entity’s consolidated gross revenues or more than $1,000,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved in advance by the Board of Trustees.

For purposes of these categorical standards:

•	“affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

•	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended; and

•	“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

Pursuant to our Corporate Governance Guidelines, our Board of Trustees, acting through the Nominating and Corporate Governance Committee, undertook its annual review of trustee independence in the first quarter of 2007. During this review, our Board of Trustees, in light of the categorical standards set forth above (which are also documented in our Corporate Governance Guidelines), considered transactions and relationships between each trustee or any member of his or her immediate family and us and our subsidiaries and affiliates, including those under “Certain Relationships and Related Transactions,” below. Our Board of Trustees also considered whether there were any transactions or relationships between trustees or any member of his immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with the determination that a trustee is independent.

As a result of this review, our Board of Trustees affirmatively determined that all of the trustees nominated for election at the Annual Meeting are independent of us and our management under the standards set forth in our Corporate Governance Guidelines, with the exception of Messrs. Ashner, Broser, Roskind, Rouse and Eglin. Messrs. Ashner, Roskind, Rouse and Eglin are not considered independent because of, among other things, their employment as executives officers of the Company. Mr. Broser is not considered independent because he is a Senior Vice President of Vornado Realty Trust, a party to a Letter Agreement, among us and others, which, among other things, provides for indemnification of Vornado Realty Trust in certain situations.

In determining Mr. Borruso’s independence, our Board of Trustees considered his relationship with Lexington Strategic Asset Corp., one of our majority owned subsidiaries to which, through an affiliate, we serve as the advisor. Prior to his appointment as one of our trustees, Mr. Borruso served as an independent director of LSAC.

Committees of our Board of Trustees

Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Audit Committee.  The Audit Committee of our Board of Trustees was established in accordance with Section 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The principal functions of the Audit Committee are described below under the heading “Audit Committee Report” and are contained in a written charter, which we refer to as the Audit Committee Charter. The Audit Committee members are Messrs. Borruso (Chairperson), Dohrmann and Lynch, each of whom were determined by our Board of Trustees to be “independent” as that term is used in applicable listing standards of the New York Stock Exchange. Our Board of Trustees has determined that Mr. Borruso qualifies as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K. None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies. During the fiscal year ended December 31, 2006, the Audit Committee met 14 times, including quarterly telephonic meetings with management, an internal audit consulting firm and our independent registered public accounting firm, to discuss matters concerning, among other matters, financial accounting matters, the audit of our consolidated financial statements for the year ended December 31, 2006, and the adequacy of our internal controls over financial reporting.

Report of the Audit Committee of our Board of Trustees

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, attesting to management’s assessment of, and the effectiveness of, the Company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among these duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee Charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms,

•	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2006 audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at the next scheduled meeting. In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that our Board of Trustees include the December 31, 2006 audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007.

Audit Committee of the Board of Trustees

William J. Borruso, Chairperson
Geoffrey Dohrmann
Kevin W. Lynch

Compensation Committee.  The principal functions of the Compensation Committee are to determine the compensation for our executive officers and non-employee trustees and to administer and review our incentive compensation plans and are set forth in a written charter, which we refer to as the Compensation Committee Charter. The Compensation Committee members are Messrs. Lynch (Chairperson), Borruso and Grosfeld, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the New York Stock Exchange. During the fiscal year ended December 31, 2006, the Compensation Committee met eight times.

The Compensation Committee Charter reflects various responsibilities, and the Compensation Committee periodically reviews and revises its charter. To assist in carrying out its responsibilities, the Compensation Committee regularly receives reports and recommendations from our executive officers, including our Chief Executive Officer, and from an outside compensation consultant it selects and retains and, as appropriate, consults with its own legal or other advisors, all in accordance with the authority granted to the Compensation Committee Charter.

To assist in its efforts to meet the objectives outlined above, the Compensation Committee has retained FPL Associates Compensation, a division of FPL Associates, LP, a nationally known executive compensation and benefits consulting firm, to advise it on a regular basis on the amount and form of our executive compensation and benefit programs. The Compensation Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Compensation Committee. In 2006, such services included:

•	providing data regarding market practices and making recommendations for changes to our plan designs and policies consistent with our compensation philosophies and objectives;

•	advising on executive base salaries, bonuses and long-term incentive compensation;

•	assisting the Compensation Committee in designing and reviewing tally sheets regarding total compensation of our executive officers;

•	providing studies and recommendations regarding our peer group; and

•	advising the Compensation Committee and a special committee of our Board of Trustees, formed in April 2006 to review strategic alternatives for us, with respect to our merger with Newkirk.

The consultant reports to the chairman of the Compensation Committee.

The Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to our executive officers and certain other senior officers. The Compensation Committee reviews the performance and compensation of our executive officers, including the executive officers named in this proxy statement. Our Chairman and Chief Executive Officer annually assist in the review of the compensation of our other executive officers and certain other senior officers. Our Chairman and Chief Executive Officer make recommendations with respect to salary adjustments and annual cash incentive opportunities, annual long-term incentive opportunities and any other long-term incentive awards to the Compensation Committee based on his review and on market data compiled by the compensation consultant or industry associations.

Report of the Compensation Committee of our Board of Trustees

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007.

Compensation Committee of the Board of Trustees

Kevin W. Lynch, Chairperson
William J. Borruso
James Grosfeld

Nominating and Corporate Governance Committee.  The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of our Board of Trustees and make recommendations for service on all other committees and are set forth in a written charter, which we refer to as the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee members are Messrs. Frary (Chairperson), Dohrmann and Grosfeld, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the New York Stock Exchange. During the fiscal year ended December 31, 2006, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee does not currently intend to consider trustee nominations by shareholders.

Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph.

In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, age, expertise and experience. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate. Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise or specialized skills, (iv) possess personality traits and background that appear to fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to the our needs, and (vi) have the ability to commit sufficient time to effectively carry out the substantial duties of a trustee. After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

To the extent there is a vacancy on our Board of Trustees, the Nominating and Corporate Governance Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party. We have not paid a third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Executive Committee.  The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business. As of December 31, 2006, the Executive Committee was comprised of Messrs. Glickman (Chairperson), Eglin and Roskind. During the fiscal year ended December 31, 2006, the Executive Committee did not meet.

Lead Trustee and Shareholder Communications

The Lead Trustee of our Board of Trustees presides at all regularly-scheduled executive sessions of the non-management members or independent members of our Board of Trustees. Mr. Glickman is currently the Lead Trustee of our Board of Trustees.

Interested parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquires to our General Counsel by mail sent to our principal executive office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is a “Shareholder-Board Communication,” “Shareholder-Trustee Communication,” “Shareholder-Lead Trustee Communication” or “Shareholder-Non-Management Trustee Communication,” as the case may be. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, all communications will be promptly relayed to the appropriate recipient(s).

Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines

Our Internet address is www.lxp.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such materials with the Securities and Exchange Commission. We also have made available on our web site copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, changed copies will also be made available on our website.

You may request a copy of any of the documents referred to above (excluding exhibits), at no cost, by contacting us at the following address or telephone number:

     Lexington Realty Trust
     Attention: Investor Relations
     One Penn Plaza, Suite 4015
     New York, NY 10119-4015
     (212) 692-7200

Certain Relationships and Related Transactions

We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related party transaction will be consummated and continue only if the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

Certain of our trustees and executive officers have entered into an indemnification agreement with the Company. Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request. These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.

In 2005, LSAC, one of our subsidiaries, granted awards under the Lexington Strategic Asset Corp. 2005 Equity Incentive Plan in the form of non-vested shares of common stock, par value $0.0001 per share, of LSAC to certain executive officers of LSAC, who are also our executive officers, at a purchase price of $0.50 per share, as follows:

Executive	Number of Non-Vested Shares	Purchase Price

T. Wilson Eglin	44,000	$22,000
Patrick Carroll	33,000	$16,500
E. Robert Roskind	44,000	$22,000
Richard J. Rouse	39,600	$19,800
John B. Vander Zwaag	33,000	$16,500

These shares vest and become transferable ratably at the end of each calendar quarter during the period beginning on September 30, 2005 and ending on December 31, 2008. These shares will also vest and become transferable if, during the vesting period, the executive’s appointment ends on account of death, disability or following a change in control of LSAC. While unvested, these shares are subject to a call right by LSAC upon termination or resignation by the executive for the lower of the purchase price paid by the executive for the non-vested shares or the then fair market value of the shares of LSAC Common Stock.

Messrs. Eglin, Carroll, Roskind and Rouse also purchased an aggregate of 95,000 shares of LSAC common stock in LSAC’s initial private offering in October 2005, at a price of $10.00 per share.

In October 2005, LXP Advisory LLC, an indirect subsidiary of the Company and external advisor to LSAC, received 100 Class B Units of LSAC Operating Partnership L.P. (“LSAC OP”), an operating partnership subsidiary of LSAC, in connection with an advisory agreement between LXP Advisory LLC and LSAC. Class B Units are entitled to quarterly incentive distributions paid in cash in arrears in an amount equal to (i) 25% of the amount by which (a) adjusted pre-tax net income per share (as defined in the partnership agreement of LSAC OP) per for such quarter exceeds (b) an amount equal to (x) the weighted average of the offering price per share of LSAC Common Stock sold in LSAC’s private offering and issued to the Company in exchange for certain assets in October 2005, the offering prices per share of LSAC Common Stock in any subsequent offerings and the agreed upon value of operating partnership units in LSAC OP issued in connection with any acquisition, multiplied by (y) the greater of (1) 2.25% and (2) 0.75% plus one fourth of the 10-year U.S. treasury rate (as defined in the partnership agreement of LSAC OP) for such quarter, multiplied by (ii) the fully diluted weighted average number of shares of LSAC Common Stock outstanding during such quarter.

LXP Advisory LLC allocated 35.2 Class B Units of the 100 Class B Units it received to certain of the Company’s executive officers as follows:

Number of
Executive	Class B Units

T. Wilson Eglin	8
Patrick Carroll	6
E. Robert Roskind	8
Richard J. Rouse	7.2
John B. Vander Zwaag	6

As of the date hereof, LSAC OP has not made any incentive distributions.

On March 27, 2007, LSAC commenced an offer to purchase shares of LSAC common stock not currently owned by us. In the event that these executives tender all of their shares of LSAC common stock (assuming they are able to tender all of their shares), they will be entitled to receive the following amounts:

Executive	Potential Amounts

T. Wilson Eglin	$710,000
Patrick Carroll	$480,000
E. Robert Roskind	$790,000
Richard J. Rouse	$576,000
John B. Vander Zwaag	$330,000

On August 1, 2006, we purchased 6,004 of our common shares from Mr. Vander Zwaag in a privately negotiated transaction for $19.87 per common share, or a total of $119,299.48. On March 12, 2007, we purchased (1) 9,434 of our common shares from Mr. Vander Zwaag for $20.84 per common share, or a total of $196,604.56, and (2) 10,000 of our common shares from Mr. Rouse for $20.84 per common share, or a total of $208,400.00. The per common share prices were based on the most recent closing price of our common shares on the New York Stock Exchange prior to the purchse.

The Lexington Master Limited Partnership, which we refer to as the MLP, and WRT Realty L.P., which we refer to as Winthrop, have a joint venture to acquire and originate loans secured, directly and indirectly, by real estate assets through Concord Debt Holdings, LLC, formerly 111 Debt Holdings Corp., which we refer to as Concord. Michael L. Ashner, our Executive Chairman and Director of Strategic Acquisitions, is also the Chief Executive Officer of the parent of Winthrop. The joint venture is equally owned and controlled by the MLP and Winthrop. The MLP and Winthrop have committed to invest up to $100,000,000 each in Concord. As of December 31, 2006, $91,342,000 has been invested by the MLP. All profits, losses and cash flows are distributed in accordance with the respective membership interests.

The joint venture is governed by an investment committee which consists of two members appointed by each of Winthrop and the MLP with one additional member being appointed by an affiliate of Winthrop. All decisions requiring the consent of the investment committee require the affirmative vote by three of the four members appointed by Winthrop and the MLP. Pursuant to the terms of the joint venture agreement of Concord, all material actions to be taken by Concord, including investments in excess of $20,000,000, require the consent of the investment committee; provided, however, the consent of both Winthrop and the MLP is required for the merger or consolidation of Concord, the admission of additional members, the taking of any action that, if taken directly by Winthrop or the MLP would require consent of Winthrop’s Conflicts Committee or the Company’s independent trustees.

Mr. Broser is a Senior Vice President of Vornado Realty Trust. Vornado Realty Trust is a party to a Letter Agreement, among us and others, which, among other things, restricts our activities and investments and those of the MLP in a manner intended to facilitate and maintain our qualification as a REIT and to prevent our direct and indirect activities and asset holdings, and those of the MLP, from having adverse tax consequences to Vornado Realty Trust and its affiliates. Among other things, these restrictions require that neither we nor the MLP, without Vornado Realty Trust’s consent, hold, directly or indirectly:

•	securities in excess of specified thresholds other than:

•	equity interests in entities that are treated as partnerships or disregarded entities for federal income tax purposes;

•	stock of corporations for which an election to be a taxable REIT subsidiary will be made, or of entities qualifying as real estate investment trusts for federal income tax purposes;

•	securities that are treated as qualifying assets for purposes of the REIT 75% asset test; and

•	certain debt securities;

or

•	assets that are treated as inventory for federal income tax purposes; or

•	REMIC residual interests.

In addition, these restrictions require that neither we nor the MLP, without Vornado Realty Trust’s consent, directly or indirectly:

•	provide services other than specified services to tenants of our properties other than through an independent contractor or through a taxable REIT subsidiary;

•	allow a taxable REIT subsidiary to operate or manage a health care facility or a hotel or similar facility; or

•	lease our properties to certain specified tenants.

If we breach these restrictions and, as a result, Vornado Realty Trust fails to qualify as a REIT or otherwise incurs liability for taxes, penalties or similar charges, we and the MLP will be required to indemnify Vornado for all losses, liabilities, costs and expenses attributable to the breach, which may be substantial.

We have also agreed that we will not permit transfers of the MLP units that do not satisfy certain safe harbors for avoiding treatment of our operating partnership as a publicly traded partnership.

These restrictions will generally expire sixty business days following the date on which we notify Vornado Realty Trust that its aggregate ownership in the MLP represents less than a 2% interest in us, on a fully-diluted basis, assuming the redemption of all redeemable MLP units for our common shares.

In connection with our merger with Newkirk, we entered into a Voting Trustee Agreement, dated as of December 31, 2006, with the MLP and NKT Advisors, whereby NKT Advisors holds the share of our Special Voting Preferred Stock and will cast the votes attached to the share of our Special Voting Preferred Stock in proportion to the votes it receives from holders of the Voting MLP Units, subject to the following limitations. First, Vornado, a holder of 8,149,594 Voting MLP Units, will not have the right to vote for members of our Board of Trustees at any time when an affiliate of Vornado Realty Trust is serving or standing for election as a member of our Board of Trustees. In addition, at all other times, Vornado Realty Trust’s right to vote in the election of trustees will be limited to the number of Voting MLP Units that it owns (provided this amount does not to exceed 9.9% of our common shares outstanding on a fully diluted basis). NKT Advisors (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust and its affiliates are so limited. Michael L. Ashner, our Executive Chairman and Director of Strategic Acquisitions, is Chairman and Chief Executive Officer of NKT Advisors LLC and holds a controlling interest in NKT Advisors LLC.

In addition, we lease our corporate headquarters from Vornado Realty Trust. The lease was entered into prior to our merger with Newkirk and expires December 2015, with rent fixed at approximately $0.6 million per annum through December 2008 and will be adjusted to fair market value, as defined, thereafter. We are also responsible for our proportionate share of operating expenses and real estate taxes.

First Winthrop Corporation, an affiliate of Michael L. Ashner, our Executive Chairman and Director of Strategic Acquisitions, provides certain asset management, investor and administrative services to certain partnerships in which we own an equity interest. We cannot estimate the amount of the payment First Winthrop Corporation will receive for such services in 2007.

In connection with our merger with Newkirk, we entered into a Letter Agreement, dated as of December 31, 2006, with Winthrop Management L.P. which provides that until December 31, 2007 (i) certain management agreements between subsidiaries of Lexington and Winthrop Management L.P. may not be terminated except in accordance with their terms and (ii) Winthrop Management L.P. or its affiliate will be retained as the property manager for all of our properties acquired for which a property manager is retained by us. We cannot estimate the amount of the payment Winthrop Management L.P. will receive with respect to these management agreements. Winthrop Management L.P. is an affiliate of Michael L. Ashner.

Charitable Contributions

We did not make any charitable contribution to any tax exempt organization in which any independent trustee serves as an executive officer.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2006, the Compensation Committee consisted of Messrs. Lynch (Chairperson), Grosfeld and Borruso. None of Messrs. Lynch, Grosfeld or Borruso is or has been one of our executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our executive officers, including each executive officer named in the Summary Compensation Table below. The Compensation Committee administers the compensation policies and programs for our executive officers and regularly reviews and approves our executive compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and assure that management’s interests are aligned with the interests of our shareholders.

Overview of Executive Compensation Philosophy and Objectives.  In connection with the Compensation Committee’s responsibility of determining the compensation for our executive officers, it believes that the executive compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value. In keeping with this philosophy, the executive compensation program’s objectives are to:

•	further align the interests of our executive officers with those of our shareholders;

•	strengthen the relationship between pay and performance by providing that almost all compensation other than base salary is entirely contingent upon the level of success in meeting specified company performance goals so that there is a “pay for performance” compensation structure;

•	retain key members of management by providing non-vested compensation for past performance; and

•	retain and attract key members of management by implementing an out-performance program which provides for long-term incentives if we meet certain specified performance goals.

Elements of Executive Compensation Program for 2007.  On February 6, 2007, the Compensation Committee adopted an executive compensation program that consists of (1) base salary, (2) annual cash incentive opportunity, (3) annual long-term incentive opportunity, and (4) an out-performance program.

•	Base Salary. Base salaries provide our executive officers with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. The Compensation Committee retained an independent compensation consultant to perform an analysis of our compensation practices, including the base salaries for our executive officers, with those of our peers, and to make recommendations with respect to our compensation practices, including the base salaries for our executive officers. The Compensation Committee also considers (1) the scope of the individual’s responsibilities, (2) the individual’s past performance, (3) competitive salaries, (4) our historical financial results, and (5) our anticipated financial performance.

•	Annual Cash Incentive Opportunity. The annual cash incentive opportunity is designed to supplement the cash compensation of our executive officers so that it is competitive within our industry and properly rewards our executive officers for their performance and their efforts in assisting us meet specified objectives. In February 2007, the Compensation Committee established company performance objectives for the annual cash incentive opportunity. Our executive officers may be eligible for two annual cash incentives that, in the aggregate, provide an incentive opportunity equal to 50%, 100% or 150% of base salary. The first annual cash incentive is equal to 75% of the aggregate opportunity and is measured by growth in cash available for distribution, which we refer to as “CAD.” For this performance criteria, the Compensation Committee has established threshold, target and high performance metrics, which are 5%, 7% and 9% of 2007 CAD growth, respectively. The second annual cash incentive is equal to 25% of the aggregate opportunity and is discretionary and based on individual/subjective criteria. In the event that none of the performance thresholds are met and if, in the Compensation Committee’s discretion, the individual/subjective criteria were not met, an executive may not receive any cash incentive for that year.

•	Annual Long-Term Incentive Opportunity. The Compensation Committee grants non-vested share awards to our executive officers, which are designed to increase an executive officer’s ownership in us, motivate long-term dividend performance, encourage long-term dedication to us and to operate as an executive officer retention mechanism for key members of our management. In February 2007, the Compensation Committee established company and individual performance objectives for the annual long-term incentive opportunity, which is designed to reward executive officers for achieving pre-established company and individual objectives. Our executive officers may be eligible for two annual long-term incentives that, in the aggregate, provide an incentive opportunity equal to 62.5%, 125% or 187.5% of base salary. The first annual long-term incentive is equal to 75% of the aggregate opportunity and is measured in accordance with the following performance criteria and weighted according to the following percentages: (1) 50% on CAD growth for 2007; (2) 12.5% on absolute total shareholder return; and (3) 12.5% on relative total shareholder return based on the MSCI US REIT INDEX. For each performance criteria, the Compensation Committee has established threshold, target and high performance metrics, which are (1) 5%, 7% and 9% of 2007 CAD growth, respectively, (2) 10%, 12.5% and 15% of 2007 absolute total shareholder return, respectively, and (3) 2007 relative total shareholder return equal to the MSCI US REIT INDEX average, 110% of the MSCI US REIT INDEX and 120% the MSCI US REIT INDEX, respectively. The second annual long-term incentive is equal to 25% of the aggregate opportunity and is discretionary and based on continuous employment. In the event the performance or individual/subjective criteria are met, following the end of the year, an executive officer will receive a non-vested share award equivalent in value, measured as of the grant date, of the long-term incentive earned by the executive. The unvested share award will vest ratably over four years with 25% vested on the grant date, subject to the executive’s continuous employment. In the event that none of the performance thresholds are met and if, in the Compensation Committee’s discretion, the individual/subjective criteria are not met, an executive may not receive any long-term incentive for that year.

•	Out-Performance Program. The Compensation Committee established the Lexington Realty Trust 2007 Outperformance Program, a long-term incentive compensation program that provides our executive officers with a significant stake in our success in outperforming other companies in the real estate industry. The implementation of this program is conditioned on our Shareholders approving the Lexington Realty Trust 2007 Equity-Based Award Plan. This program further aligns the interests of our shareholders and management by encouraging the participants to create shareholder value in our “pay for performance” compensation structure. Under this program, participating officers will share in an “outperformance pool” if our total shareholder return for the three-year performance period beginning on the effective date of the Program, April 1, 2007, exceeds the greater of an absolute compound annual total shareholder return of 10% or 110% of the compound annual return of the MSCI US REIT INDEX during the same period measured against a baseline value equal to the average of the ten consecutive trading days immediately prior to April 1, 2007. The size of the outperformance pool for this program will be 10% of our total shareholder return in excess of the performance hurdle, subject to a maximum amount of $40.0 million.

Each participating officer’s award under this program will be designated as a specified participation percentage of the aggregate outperformance pool. On February 6, 2007, the Compensation Committee approved the following allocations of the outperformance pool to the following executive officers: T. Wilson Eglin (16%); Patrick Carroll (8%); Michael L. Ashner (11%); E. Robert Roskind (11%); Richard J. Rouse (11%); and John B. Vander Zwaag (8%); with an additional 18% being allocated to certain of our non-executive officers. The unallocated balance of 17% may be allocated by the Compensation Committee in its discretion.

If the performance hurdle is met, we will grant each participating officer non-vested common shares as of the end of the performance period with a value equal to such participating officer’s share of the outperformance pool. The non-vested common shares would vest in two equal installments on the first two anniversaries of the date the performance period ends provided the executive continues employment. Once issued, the non-vested common shares would be entitled to dividend and voting rights.

In the event of a change in control (as determined for purposes of the program) during the performance period, the performance period will be shortened to end on the date of the change in control and participating officers’ awards will be based on performance relative to the hurdle through the date of the change in control. Any common shares earned upon a change in control will be fully vested. In addition, the performance period will be shortened to end for an executive officer if he or she is terminated by us without “cause” or he or she resigns for “good reason,” as such terms are defined in the executive officer’s employment agreement. All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under this program will be made by the Compensation Committee.

Elements of Executive Compensation Program for 2006.  For the year ended December 31, 2006, the executive compensation program consisted of (1) base salary, (2) annual bonuses, and (3) annual long-term incentive awards. In approving these items, the Compensation Committee (1) retained an independent compensation consultant to perform an analysis of our compensation practices and those of our “peers” and to make recommendations with respect to our compensation practices and (2) considered several factors, including the scope of the individual’s responsibilities, competitive payment practices, our historical financial results and our anticipated financial performance. No specific weight was given to any particular factor and the process was highly subjective.

•	Annual Bonus. 50% of the 2006 bonus award was payable in cash. A portion of the cash award equal to one twenty-fourth (1/24th) of the executive officer’s base salary was paid in cash pursuant to existing company practice on December 15, 2006. The remainder of the cash portion was paid on January 12, 2007.

The remaining 50% of the bonus award consisted of non-vested common shares that vest in equal installments on each of the next five anniversary dates of the bonus award, provided the executive officer is then employed by us. Each award is governed by a non-vested share agreement. The vesting of the non-vested common shares may accelerate upon certain events in accordance with the non-vested share agreements and each executive officer’s employment agreement.

The number of non-vested common shares issued was determined by dividing (x) the sum of the amount of the bonus award as specified above less the portion paid in cash by (y) the closing price of our common shares on the New York Stock Exchange on December 27, 2006 ($21.94 per share), the last closing price before the bonus awards were approved by the Compensation Committee. The non-vested common shares are entitled to voting rights and received dividends.

•	Annual Long-Term Incentive Award. 2006 long-term incentive awards consisted of non-vested common shares that vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met. The long-term incentive award is governed by a non-vested share agreement.

The performance targets are based upon a total shareholder return, or TSR. One fifth (1/5th) of the non-vested shares earn and become eligible for vesting if our TSR must exceed the lesser of (x) 10% and (y) the MSCI US REIT INDEX, each calendar year. The formula incorporates a carryback/carryforward feature that would, in essence, average the TSR performance over the five-year earn period. The vesting of the long-term incentive awards may accelerate upon certain events set forth in each executive officer’s employment agreement.

The number of non-vested common shares issued was determined by dividing the sum of the amount of the long-term incentive award by the closing price of our common shares on the New York Stock Exchange on December 27, 2006 ($21.94 per share), the last closing price before the long-term incentive awards were approved by the Compensation Committee. The non-vested common shares are entitled to voting rights and received dividends.

Performance criteria.  We have historically used CAD and total return to shareholders as our performance criteria in connection with our performance based compensation. While we believe that CAD is an appropriate measurement for us, we anticipate moving to an increase in funds from operations criteria after establishing a baseline year of funds from operations performance during 2007. However, the TSR performance criteria of currently outstanding awards and the 2007 Outperformance Program will not change. We believe that funds from operations is a widely recognized and appropriate measure of the performance of an equity REIT.

Determining the Amount of each Element of Compensation.  The Compensation Committee reviews the performance of each of our executive officers, including our Chief Executive Officer, on an annual basis. The Compensation Committee considers, among other things, the individual’s performance and contribution to our performance and the scope of the individual’s responsibilities. In addition, the Compensation Committee assesses our performance against annual objectives set forth in management’s business plan. The Compensation Committee also considers the results of a compensation study prepared for us by an independent compensation consulting firm.

In 2006, the Compensation Committee engaged FPL Associates, LP, which we refer to as FPL, as its independent compensation consultant. The Compensation Committee engaged FPL to provide general executive compensation consulting services and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Compensation Committee.

FPL interviewed members of senior management to obtain management’s perspective with respect to our compensation practices, competitors and industry compensation practices. Following the interviews, FPL, together with the chairman of our Compensation Committee, established two peer groups: (1) a competitor-based peer group and (2) a size-based peer group.

•	Competitor Peer Group. This group consists of 10 public REITS that are often our competitors for property acquisitions and tenants in the single-tenant net lease space. The total capitalization (market value of common stock, preferred stock, operating partnership units and balance sheet long-term debt) of this peer group ranges from approximately $1.3 billion to $13.7 billion, with a median of $2.8 billion, as of September 30, 2006. Our total pro forma capitalization, upon closing of our merger with Newkirk, was estimated to be approximately $4.6 billion, as of September 30, 2006. The companies included in this peer group are: Capital Lease Funding, Inc.; Cousins Properties Incorporated; Duke Realty Corporation; iStar Financial Inc.; Kimco Realty Corporation; National Retail Properties, Inc.; Realty Income Corporation; Spirit Finance Corporation; Trustreet Properties, Inc.; and W.P. Carey & Co. LLC.

•	Size Peer Group. This group consists of 10 public REITS that are similar in size to us in terms of total capitalization. The total capitalization of this peer group ranges from approximately $3.8 billion to $5.5 billion, with a median of $4.6 billion, as of September 30, 2006, which is materially consistent with our total pro forma capitalization of approximately $4.6 billion, as of September 30, 2006. The companies included in this peer group are: Alexandria Real Estate Equities, Inc.; BRE Properties, Inc.; First Industrial Realty Trust, Inc.; Home Properties, Inc.; Maguire Properties, Inc.; New Plan Excel Realty Trust, Inc.; Pan Pacific Retail Properties, Inc.; Pennsylvania Real Estate Investment Trust; Reckson Associates Realty Corporation; and St. Joe Company.

FPL analyzes each element of compensation and the total remuneration for each comparable position to that of our executive officers. This objective benchmark data provides average and median compensation levels for the peer groups. Our Compensation Committee, after taking into account the annual review of the executive officer, attempts to compensate our executive officers within the average or median compensation levels of the peer groups, subject external and internal equity factors.

Companywide Retirement and Health and Welfare Benefits.  In addition to the executive compensation program outlined above, our executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules. A summary of these benefits follows:

•	Medical Insurance. All full-time employees are covered under our group health insurance policy. We currently pay 100% of the premiums, but have the ability to change the percentage of premiums that we pay in our sole discretion.

•	Dental Insurance. All full-time employees are covered under our group dental insurance policy. We currently pay 100% of the premiums, but have the ability to change the percentage of premiums that we pay in our sole discretion.

•	Life and Accidental Death and Dismemberment. All full-time employees are covered by our group life and accidental death and dismemberment policy. The benefit is equal to two times base salary (excluding incentive compensation) to a maximum of $500,000. We pay all premiums for this insurance.

•	Long-Term Disability Insurance. All full-time employees are covered by our group long-term disability insurance policy. The benefit is equal to 60% of pre-disability base salary (excluding incentive compensation), after a 90 day waiting period. We pay all premiums for this insurance.

•	Short-Term Disability Insurance. All full-time employees are covered by our group short-term disability insurance policy. The benefit for the employees in our New York location (which include all of our executive officers) is equal to $170 per week, after a 7 day waiting period.

•	401(k) Plan. All full-time employees 21 years of age and older are eligible to participate in our 401(k) Plan, which has a Roth 401(k) option. Subject to vesting requirements, we match 100% of the first 2.5% of an employee’s base salary that is contributed to the 401(k) Plan through salary deferral. In addition, at management’s discretion, a pro-rata contribution may be made at year end to each active member of the 401(k) Plan. Vesting of our contribution is based on years of service as follows: 1 year 25%, 2 years 50%, 3 years 75%, and 4 years 100%.

•	Transit Benefit. We provide each full-time employee using public transit or paid parking to commute to work with a public transit benefit of $105.00 per month or paid parking benefit of $205.00 per month.

•	Employee Stock Purchase Plan. We maintain an employee stock purchase plan where full-time employees can invest in our common shares through payroll deductions on a quarterly basis at a 5% discount. None of our executive officers were enrolled in this plan.

•	Business Travel Insurance. All exempt full-time employees are covered under our business travel insurance policy when traveling on company business. The benefit is 10 times annual base salary (excluding incentive compensation) up to $1,000,000 million. All premiums are paid by us.

Executive Life Insurance Policies.  In 2001, our Board of Trustees approved individual/portable term life insurance policies for E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse and Patrick Carroll, which are in addition to the benefits set forth above. We pay the premiums under these policies each year that the insured is one of our employees. The premiums for 2006 were: $1,314 for T. Wilson Eglin; $712 for Patrick Carroll; $2,112 for E. Robert Roskind; and $2,727 for Richard J. Rouse. Each policy provides for a maximum benefit of $700,000.

Perquisites.  Our executives do not receive perquisites, other than nominal perquisites that are less than $10,000 in the aggregate for each executive officer, including the executive life insurance policies disclosed above.

Equity Grant Practices.  Non-vested share awards are granted to our executive officers on the date that the Compensation Committee approves such grant using the most recent closing share price. Non-vested share awards, other than for new hires, if any, are generally made once annually or once with respect to a particular year in connection with the Compensation Committee’s annual review of our executive officers for that year. Scheduling of the Compensation Committee meetings and the timing of non-vested share awards are made without regard to anticipated earnings or other major announcements by us. However, we generally grant such awards prior to the record date for our first dividend paid after year end, as non-vested shares are entitled to dividends and voting rights.

On December 28, 2006, the Compensation Committee approved the acceleration of the vesting of 565,219 non-vested common shares previously granted to our employees, including 485,122 non-vested common shares previously granted to our then executive officers. The vested shares were subject to time-based vesting restrictions and were due to vest between 2008 and 2011, assuming continued service of the employee. The acceleration was effective as of December 29, 2006. In connection with the acceleration, vested shares were withheld by us to cover federal, state and local income tax withholding obligations, including the following vested shares withheld from our then executive officers. The value of the shares withheld was based on the closing per share price of our common shares on December 28, 2006, which was $21.94 per share. The Compensation Committee approved the acceleration of the vesting of these common shares in recognition of the employees work performed in connection with our merger with Newkirk and to provide the employees with a vested interest in the combined company.

The impact to our then executive officers of the vesting is as follows:

		Value of
		Vested Shares	Vested	Value of
	Total of	(Before	Shares	Vested Shares
Name	Vested Shares	Withholding)	Withheld	(After Withholding)

T. Wilson Eglin	136,075	$2,985,486	59,124	$1,688,305
Patrick Carroll	81,469	$1,787,430	35,397	$1,010,820
E. Robert Roskind	123,863	$2,717,554	53,818	$1,536,787
Richard J. Rouse	103,431	$2,269,276	44,940	$1,283,293
John B. Vander Zwaag	40,284	$883,831	13,475	$588,189

In connection with the acceleration of the vesting of the non-vested shares, each of the executive officers listed above entered into a Lock-Up and Claw-Back Agreement with us, whereby each executive agreed not to sell the vested shares for certain periods of time. In addition, each executive agreed to return to us the vested shares, after witholding, in the event that the executive’s fraud or intentional misconduct directly or indirectly causes (or materially contributes to) a material financial restatement, whether such restatement is required by law, prior to the release of the vested shares from the lock-up.

On December 28, 2006, the Compensation Committee also granted non-vested common shares to certain employees, including our executive officers, for earned bonuses and long-term incentive awards, which were unrelated to the acceleration discussed above.

Non-Qualified Deferred Compensation.  We established a trust for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. The assets of the trust remain available to our general creditors. Participant accounts only hold our common shares. Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant. The common shares are distributed by the trust at specified dates, which are generally ten years from the initial placement of the common shares in the trust. Distribution from the trust may be accelerated upon certain events in accordance with the trust agreements and each executive officer’s employment agreement.

Employment Agreements.  In 2006, we amended and restated our prior employment agreements with T. Wilson Eglin, Patrick Carroll, E. Robert Roskind, Richard J. Rouse and John B. Vander Zwaag. These agreements are for a three year term ending on May 5, 2009, but may be renewed by us for additional one year terms. In addition, effective December 31, 2006, we entered into an employment agreement with Michael L. Ashner, which is for a three year term ending on December 31, 2009.

We believe that it is in our best interest and the best interest of our shareholders to assure that we will have the continued dedication of our executive officers and to provide our executive officers with compensation and benefits arrangements which are competitive with those of other real estate investment trusts. In addition, we believe it is imperative to diminish the inevitable distraction of our executive officers by virtue of the personal uncertainties and risks created by a pending or threatened change in control and to encourage each executive officer’s full attention and dedication to us currently and in the event of any threatened or pending change in control.

Each such agreement sets forth the terms of each of our executive officer’s employment with us including compensation and benefits. In addition, pursuant to each agreement, upon the occurrence of termination without cause or with good reason or a “change in control” of us (including a change in ownership of more than fifty percent of the total combined voting power of our outstanding securities, the sale of all or substantially all of our assets, dissolution of us, the acquisition, except from us, of 20% or more of the common shares or voting shares of us or a change in the majority of our Board of Trustees), T. Wilson Elgin, Patrick Carroll, E. Robert Roskind, Richard J. Rouse and John B. Vander Zwaag would be entitled to severance benefits equal to three times their base salary, bonus and fair market value of any long term incentive awards that we granted or promised to grant to the executive officer during the year the executive’s termination or the change in control occurs and the year preceding the termination or the change in control, or if no award was granted or promised during the year of termination or change in control, then the average of the fair market value of any long term incentive awards that we granted to the executive officer during the two years preceding the termination, and Michael L. Ashner would be entitled to severance equal to 2.99 of his base salary and bonus. In addition, each executive officer would be entitled to full acceleration of any long-term incentive awards.

In addition, we will, at our expense, provide continued health care coverage under our health and welfare plans to our executive officers and eligible dependents for three years.

The change in control provisions under the employment agreements operate using a “single trigger.” This means that any change in control will permit the acceleration of all vesting requirements of long-term incentive awards, even if the executive officer’s employment is unaffected as a result of the change in control. “Single-trigger” vesting is provided for under our 1998 Share Option Plan and our Amended and Restated 2002 Equity-Based Award Plan, which were approved by our shareholders.

In addition to the payments described above, in the event that an executive officer is subject to any excise taxes imposed under Section 4999 of the Code in connection with a payment under his employment agreement, we will make a tax gross-up payment to make the executive officer whole, on an after-tax basis, on these payments and the tax gross-up.

Our merger with Newkirk constituted a change in control under the employment agreements with T. Wilson Eglin, Patrick Carroll, E. Robert Roskind, Richard J. Rouse and John B. Vander Zwaag. As a condition to the consummation of our merger with Newkirk, each of these executive officers waived their right to any severance payment or accelerated vesting of long-term incentive awards or accelerated payment of deferred non-vested common share awards.

We currently believe that a “single trigger” in the event of a change in control reduces distractions associated with the uncertainty surrounding change in control transactions and lessens potential conflicts that might otherwise arise when an executive officer must rely on the decisions of the acquiring company for either continued employment or severance.

Executive Officer Holding Guidelines.  As stated above, we believe that it is important for each executive officer to have a financial stake in us to help align interests with those of our shareholders. To meet this objective, it is our policy that by the conclusion of the three-year period beginning on the date of appointment as an executive officer, (i) if one of the four most highly compensated executive officers, such executive officer must own the number of common shares having a value equal to at least three times the amount of such executive officer’s annual base salary, and (ii) if the fifth most highly compensated executive officer, such executive officer must own such number of common shares having a value equal to at least two times the amount of such executive officer’s annual base salary.

Section 162(m) of the Internal Revenue Code of 1986, as Amended.  Section 162(m) of the Internal Revenue Code of 1982, as amended, which we refer to as the Code, limits the deductibility of compensation paid to our chief executive officer and our four other most highly compensated executive officers. To qualify for deductibility under Section 162(m), compensation (including base salary, annual bonus, stock option exercises, compensation attributable to vesting of stock grants and nonqualified benefits) in excess of $1,000,000 per year paid to each of these executive officers generally must be “performance based” compensation as determined under Section 162(m). While the Compensation Committee’s intention is, to the greatest extent reasonable, to structure compensation so that it satisfies the “performance based” compensation requirements under Section 162(m), the Compensation Committee will balance the costs and burdens involved in doing so against the value to us and our stockholders of the tax benefits to be obtained by us. Accordingly, the Compensation Committee reserves the right to design programs that recognize a full range of compensation criteria important to our success, even where the compensation paid under such programs may not be fully deductible as a result of Section 162(m). During the year ended December 31, 2006, we incurred approximately $14.0 million of compensation which was not deductible due to Section 162(m).

Sections 280G and 4999 of the Code.  Sections 280G and 4999 of the Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 of the Code if his or her compensation is contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equal or exceeds three times the executive’s base amount. If the executive’s aggregate contingent compensatory payments and benefits equal or exceeds three times the base amount, the portion of the payments and benefits in excess of the base amount are treated as excess parachute payments. Treasury Regulations define the events that constitute a change in ownership or control of a corporation for purposes of Sections 280G and 4999 of the Code and the executives subject to Sections 280G and 4999 of the Code.

An executive’s base amount generally is determined by averaging the executive’s Form W-2 taxable compensation from the corporation and its subsidiaries for the five calendar years preceding the calendar year in which the change in ownership or control occurs. An executive’s excess parachute payments are subject to a 20% excise tax under Section 4999 of the Code, in addition to any applicable federal income and employment taxes. Also, the compensation deduction with respect to the executive’s excess parachute payments is disallowed under Section 280G of the Code. If we were to be subject to a change in control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of nonvested share awards) could be excess parachute payments under Sections 280G and 4999 of the Code.

Summary Compensation Table.

The following table sets forth summary information concerning the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, which we collectively refer to as our named executive officers, for the fiscal year ended December 31, 2006.

							Change in
							Pension Value
						Non-Equity	and
						Incentive	Nonqualified
				Share	Option	Plan	Deferred	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position(1)	Year	($)(2)	($)(2)(3)	($)(4)	($)(5)	($)(6)	Earnings ($)(7)	($)(8)	($)

T. Wilson Eglin	2006	475,000	684,000	4,601,243	—	—	—	413,762	6,174,005
Chief Executive Officer,
President and Chief
Operating Officer
Patrick Carroll	2006	325,000	468,000	2,859,011	—	—	—	246,008	3,898,019
Chief Financial Officer,
Treasurer and Executive
Vice President
E. Robert Roskind	2006	450,000	648,000	4,239,301	—	—	—	304,636	5,641,937
Co-Vice Chairman
of Trustees
Richard J. Rouse	2006	450,000	648,000	3,644,008	—	—	—	329,791	5,071,799
Co-Vice Chairman and
Chief Investment
Officer
John B. Vander Zwaag	2006	315,000	453,600	1,298,501	—	—	—	113,051	2,180,152
Executive Vice President

(1)	In connection with our merger with Newkirk, Mr. Ashner was appointed our Executive Chairman and Director of Strategic Transactions and E. Robert Roskind, our Chairman immediately prior to the merger, became our Co-Vice Chairman and Richard J. Rouse, our Vice Chairman and Chief Investment Officer immediately prior to the merger, became our Co-Vice Chairman and Chief Investment Officer.

(2)	The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.

(3)	The bonuses shown for 2006 were paid in full by January 2007.

(4)	The amounts in this column equal the current year’s amortization of the non-vested share awards granted from 2002 to 2006. Each share award is multiplied by the fair market value of our common shares on that award’s grant date and the sum of these products is amortized over the vesting period for each award. The amortization of stock compensation incorporated in our 2006 consolidated financial statements is calculated in the same manner, in accordance with Statement of Financial Accounting Standard No. 123R, Share Based Payments (“SFAS 123R”). On December 28, 2006, the Compensation Committee approved the acceleration of vesting of all time-based non-vested shares, which resulted in an expense of approximately $10.8 million. Nonvested shares are entitled to dividends and voting rights.

(5)	No common share options were granted during the fiscal year ended December 31, 2006 to any of the named executive officers and no named executive officer holds unexercised common share options.

(6)	Bonuses and share awards for the fiscal year ended December 31, 2006 were not made pursuant to our non-equity incentive plans. See “Compensation Discussion and Analysis,” above for a description of our non-equity incentive plan for the year ending December 31, 2007.

(7)	Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Participant accounts only hold our common shares. Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends and increase in market value of the common shares in the trust. None of the earnings were above market.

(8)	Amount represents: (1) dividends paid on non-vested common shares, (2) the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of the executive officer (excluding John B. Vander Zwaag) and (3) contributions by us to the executive officer’s account under our 401(k) Plan. The premiums paid by us under company sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees, are excluded.

Grants of Plan-Based Awards

The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers for the 2006 fiscal year. No common share options were granted during the fiscal year ended December 31, 2006 to any of the named executive officers. The estimated future payouts for the grants on December 28, 2006 consist of non-vested common shares which vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met. These non-vested common shares are entitled to voting rights and received dividends.

								All
								Other
		Estimated Future Payouts Under			Estimated Future Payouts Under			Share	Grant Date
		Non-Equity Incentive			Equity Incentive			Awards:	Fair Value of
	Grant	Plan Awards			Plan Awards			Number	Share Award
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	(1)

T. Wilson Eglin	12/28/06	—	—	—	—	—	—	31,105	$682,444
	12/28/06	—	—	—	18,190	—	—	—	399,089
	01/31/06	—	—	—	—	—	—	26,891	594,291
	01/31/06	—	—	—	—	—	—	45,249	1,000,003
	01/31/06	—	—	—	45,249	—	—	—	1,000,003
Patrick Carroll	12/28/06	—	—	—	—	—	—	21,283	466,949
	12/28/06	—	—	—	6,821	—	—	—	149,653
	01/31/06	—	—	—	—	—	—	18,982	419,502
	01/31/06	—	—	—	—	—	—	18,100	399,999
	01/31/06	—	—	—	18,099	—	—	—	399,999
E. Robert Roskind	12/28/06	—	—	—	—	—	—	29,468	646,528
	12/28/06	—	—	—	9,095	—	—	—	199,544
	01/31/06	—	—	—	—	—	—	26,891	594,291
	01/31/06	—	—	—	—	—	—	22,625	500,001
	01/31/06	—	—	—	22,624	—	—	—	500,001
Richard J. Rouse	12/28/06	—	—	—	—	—	—	29,468	646,528
	12/28/06	—	—	—	9,095	—	—	—	199,544
	01/31/06				—	—	—	25,942	573,318
	01/31/06	—	—	—	—	—	—	22,625	500,001
	01/31/06	—	—	—	22,624	—	—	—	500,001
John B. Vander Zwaag	12/28/06	—	—	—	—	—	—	20,628	452,578
	12/28/06	—	—	—	6,821	—	—	—	149,653
	01/31/06	—	—	—	—	—	—	15,984	353,246
	01/31/06	—	—	—	15,984	—	—	—	353,246

(1)	Fair value of share awards granted on 12/28/06 were based on the closing price of our common shares on the New York Stock Exchange on December 28, 2006 ($21.94 per share), the last closing price before the share grants were approved by the Compensation Committee. Fair value of share awards granted on 01/31/06 were based on the closing price of our common shares on the New York Stock Exchange on January 17, 2006 ($22.10 per share), the first closing price after the performance bonus amounts were preliminarily approved by our Board of Trustees upon a recommendation of the Compensation Committee.

T. Wilson Eglin’s non-vested common shares granted during 2006 vested as follows: (1) 31,105 non-vested common shares granted on December 28, 2006 vest ratably over a five year period commencing on January 1, 2007; (2) 18,190 non-vested common shares granted on December 28, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met; (3) 21,513 non-vested common shares granted on January 31, 2006 were to vest ratably over a five year period commencing on January 1, 2006, but were fully vested on December 28, 2006 by the Compensation Committee; (4) 45,249 non-vested common shares granted on January 31, 2006 were to vest in full on December 31, 2010, but were fully vested on December 28, 2006 by the

Compensation Committee; and (5) 45,249 non-vested common shares granted on January 31, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met.

Patrick Carroll’s non-vested common shares granted during 2006 vested as follows: (1) 21,283 non-vested common shares granted on December 28, 2006 vest ratably over a five year period commencing on January 1, 2007; (2) 6,821 non-vested common shares granted on December 28, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met; (3) 15,186 non-vested common shares granted on January 31, 2006 were to vest ratably over a five year period commencing on January 1, 2006, but were fully vested on December 28, 2006 by the Compensation Committee; (4) 18,100 non-vested common shares granted on January 31, 2006 were to vest in full on December 31, 2010, but were fully vested on December 28, 2006 by the Compensation Committee; and (5) 18,099 non-vested common shares granted on January 31, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met.

E. Robert Roskind’s non-vested common shares granted during 2006 vested as follows: (1) 29,468 non-vested common shares granted on December 28, 2006 vest ratably over a five year period commencing on January 1, 2007; (2) 9,095 non-vested common shares granted on December 28, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met; (3) 21,513 non-vested common shares granted on January 31, 2006 were to vest ratably over a five year period commencing on January 1, 2006, but were fully vested on December 28, 2006 by the Compensation Committee; (4) 22,625 non-vested common shares granted on January 31, 2006 were to vest in full on December 31, 2010, but were fully vested on December 28, 2006 by the Compensation Committee; and (5) 22,624 non-vested common shares granted on January 31, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met.

Richard J. Rouse’s non-vested common shares granted during 2006 vested as follows: (1) 29,468 non-vested common shares granted on December 28, 2006 vest ratably over a five year period commencing on January 1, 2007; (2) 9,095 non-vested common shares granted on December 28, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met; (3) 20,754 non-vested common shares granted on January 31, 2006 were to vest ratably over a five year period commencing on January 1, 2006, but were fully vested on December 28, 2006 by the Compensation Committee; (4) 22,625 non-vested common shares granted on January 31, 2006 were to vest in full on December 31, 2010, but were fully vested on December 28, 2006 by the Compensation Committee; and (5) 22,624 non-vested common shares granted on January 31, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met.

John B. Vander Zwaag’s non-vested common shares granted during 2006 vested as follows: (1) 20,628 non-vested common shares granted on December 28, 2006 vest ratably over a five year period commencing on January 1, 2007; (2) 6,821 non-vested common shares granted on December 28, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met; (3) 15,984 non-vested common shares granted on January 31, 2006 were to vest in full on December 31, 2010, but were fully vested on December 28, 2006 by the Compensation Committee; and (4) 15,984 non-vested common shares granted on January 31, 2006 vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2006. These equity awards include grants from January 1, 2003 through December 31, 2006, but do not include 485,122 non-vested common shares previously granted to our then executive officers, which became fully-vested on December 28, 2006, when the Compensation Committee approved the acceleration of the vesting of 565,219 non-vested common shares previously granted to our employees. See “Compensation Discussion and Analysis — Equity Grant Practices,” above, for the impact of the vesting to our then executive officers. No common share options were granted during the fiscal year ended December 31, 2006 to any of the named executive officers and no named executive officer held unexercised common share options during the fiscal year ended December 31, 2006.

	Option Awards					Share Awards
			Equity						Equity
			Incentive					Equity	Incentive Plan
			Plan					Incentive	Awards:
			Awards:					Plan Awards:	Market or
	Number of	Number of	Number of					Number of	Payout Value
	Securities	Securities	Securities					Unearned	of Unearned
	Underlying	Underlying	Underlying			Number of	Market Value	Shares, Units	Shares, Units
	Unexercised	Unexercised	Unexercised			Shares or	of Shares or	or Other	or Other
	Options	Options	Unearned	Option	Option	Units That	Units That	Rights That	Rights That
	(#)	(#)	Options	Exercise	Exercise	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	(#)	Price	Date	Vested (#)	Vested ($)(1)	Vested (#)	Vested ($)(1)

T. Wilson Eglin	—	—	—	—	—	70,818(2)	1,587,740	109,510(7)	2,455,214
Patrick Carroll	—	—	—	—	—	50,843(3)	1,139,900	47,957(8)	1,075,196
E. Robert Roskind	—	—	—	—	—	74,932(4)	1,679,975	31,720(9)	711,162
Richard J. Rouse	—	—	—	—	—	65,450(5)	1,467,389	77,792(10)	1,744,097
John B. Vander Zwaag	—	—	—	—	—	30,062(6)	673,990	27,235(11)	610,609

(1)	Market value has been calculated as the closing price of our common shares on the New York Stock Exchange on December 29, 2006, which was $22.42 per share.

(2)	Consists of (i) 39,713 non-vested common shares which vested in full on January 3, 2007, and (ii) 31,105 non-vested common shares which vest ratably over a five year period commencing on January 1, 2007.

(3)	Consists of (i) 29,560 non-vested common shares which vested in full on January 3, 2007, and (ii) 21,283 non-vested common shares which vest ratably over a five year period commencing on January 1, 2007.

(4)	Consists of (i) 45,464 non-vested common shares which vested in full on January 3, 2007, and (ii) 29,468 non-vested common shares which vest ratably over a five year period commencing on January 1, 2007.

(5)	Consists of (i) 35,982 non-vested common shares which vested in full on January 3, 2007, and (ii) 29,468 non-vested common shares which vest ratably over a five year period commencing on January 1, 2007.

(6)	Consists of (i) 9,434 non-vested common shares which vested in full on January 3, 2007, and (ii) 20,628 non-vested common shares which vest ratably over a five year period commencing on January 1, 2007.

(7)	Consists of (i) 18,190 non-vested common shares which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 45,249 non-vested common shares granted on January 31, 2006 which vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 46,072 non-vested common shares granted on January 31, 2003, which vest in full, provided certain performance targets are met.

(8)	Consists of (i) 6,821 non-vested common shares which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 18,099 non-vested common shares granted on January 31, 2006 which vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 23,036 non-vested common shares granted on January 31, 2003, which vest in full, provided certain performance targets are met.

(9)	Consists of (i) 9,095 non-vested common shares which vest in full on December 28, 2011, provided certain performance targets are met and (ii) 22,624 non-vested common shares granted on January 31, 2006 which vest in full on January 31, 2011, provided certain performance targets are met.

(10)	Consists of (i) 9,095 non-vested common shares which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 22,624 non-vested common shares granted on January 31, 2006 which vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 46,072 non-vested common shares granted on January 31, 2003, which vest in full, provided certain performance targets are met.

(11)	Consists of (i) 6,821 non-vested common shares which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 15,984 non-vested common shares granted on January 31, 2006 which vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 4,430 non-vested common shares granted on January 27, 2004, which vest in full, provided certain performance criteria are met.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2006. These equity awards include grants from January 1, 2001 through December 31, 2006. On December 28, 2006, the Compensation Committee approved the acceleration of the vesting of 565,219 non-vested common shares previously granted to our employees, including 485,122 non-vested common shares previously granted to our then executive officers. See “Compensation Discussion and Analysis — Equity Grant Practices,” above. No common share options were granted during the fiscal year ended December 31, 2006 to any of the named executive officers and no named executive officer held unexercised common share options during the fiscal year ended December 31, 2006.

	Option Awards		Share Awards
	Number of		Number of Shares
	Securities	Value Realized on	Acquired on	Value Realized
	Acquired on	Exercise	Vesting	on Vesting
Name	Exercise (#)	($)	(#)	($)

T. Wilson Eglin	—	—	170,339(1)	3,746,487(1)
Patrick Carroll	—	—	104,597(2)	2,301,404(2)
E. Robert Roskind	—	—	158,348(3)	3,486,985(3)
Richard J. Rouse	—	—	135,154(4)	2,973,283(4)
John B. Vander Zwaag	—	—	46,288(5)	1,018,102(5)

(1)	Represents (i) 3,000 common shares which vested on January 1, 2006, which was a holiday, but the closing share price of our common shares on December 31, 2005 was $21.30 per share, (ii) 25,336 common shares which vested on January 26, 2006 when the closing share price of our common shares on the New York Stock Exchange was $22.43 per share, (iii) 5,928 common shares which vested on February 15, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.73 per share, and (iv) 136,075 common shares which vested on December 28, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.94 per share.

(2)	Represents (i) 2,400 common shares which vested on January 1, 2006, which was a holiday, but the closing share price of our common shares on December 31, 2005 was $21.30 per share, (ii) 17,764 common shares which vested on January 26, 2006 when the closing share price of our common shares on the New York Stock Exchange was $22.43 per share, (iii) 2,964 common shares which vested on February 15, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.73 per share, and (iv) 81,469 common shares which vested on December 28, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.94 per share.

(3)	Represents (i) 3,600 common shares which vested on January 1, 2006, which was a holiday, but the closing share price of our common shares on December 31, 2005 was $21.30 per share, (ii) 30,885 common shares which vested on January 26, 2006 when the closing share price of our common shares on the New York Stock Exchange was $22.43 per share, and (iii) 123,863 common shares which vested on December 28, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.94 per share.

(4)	Represents (i) 3,000 common shares which vested on January 1, 2006, which was a holiday, but the closing share price of our common shares on December 31, 2005 was $21.30 per share, (ii) 22,795 common shares which vested on January 26, 2006 when the closing share price of our common shares on the New York Stock Exchange was $22.43 per share, (iii) 5,928 common shares which vested on February 15, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.73 per share, and (iv) 103,431 common shares which vested on December 28, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.94 per share.

(5)	Represents (i) 5,434 common shares which vested on January 26, 2006 when the closing share price of our common shares on the New York Stock Exchange was $22.43 per share, (ii) 570 common shares which vested on February 15, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.73 per share, and (iii) 40,284 common shares which vested on December 28, 2006 when the closing share price of our common shares on the New York Stock Exchange was $21.94 per share.

Non-Qualified Deferred Compensation

The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2006. Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Participant accounts only hold our common shares. Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends paid and increase in market value of the common shares in the trust. None of the earnings were above market.

					Aggregate
		Registrants	Aggregate	Aggregate	Balance at
	Executive	Contributions in	Earnings in	Withdrawals/	December 31,
	Contributions	2006	2006	Distributions in 2006	2006
Name	in 2006	($)	($)	($)	($)(1)

T. Wilson Eglin	—	—	337,627	191,060	2,933,948
Patrick Carroll	—	—	—	—	—
E. Robert Roskind	—	—	433,035	245,051	3,763,040
Richard J. Rouse	—	—	317,921	179,909	2,762,705
John B. Vander Zwaag	—	—	—	—	—

(1)	In accordance with the trust agreements, distributions/withdrawals by T. Wilson Eglin of 83,402 common shares, by E. Robert Roskind of 108,559 common shares and by Richard J. Rouse of 79,466 common shares will occur on January 1, 2011 and complete distribution/withdrawal of each participant’s account will be made in the event of a change in control or termination of the named executive officer’s employment.

Potential Payments upon Termination or Change in Control

Each of the named executive officers has the right to receive severance compensation upon the occurrence of certain events as specified in his employment agreement. The employment agreements provide that the executive officer will be entitled to receive severance payments upon termination by us without “cause,” termination by the executive officer with “good reason” or termination resulting from a “change in control” of us.

Definitions of “Cause,” “Good Reason,“Change in Control and “Disability.” “Cause” is defined as (A) the executive officer’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony (but not a traffic infraction or similar offense); (B) any breach by the executive officer of any material provision of the employment agreement; (C) any act by the executive officer involving moral turpitude, fraud or misrepresentation with respect to his duties for us or our affiliates; or (D) gross negligence or willful misconduct on the part of the executive officer in the performance of his duties as an employee, officer or member of us or our affiliates (that in only the case of gross negligence results in a material economic harm to us); subject to notice requirements.

“Good Reason” is defined as the occurrence of the following events without the executive officer’s written consent, subject to notice requirements: (A) a material reduction of the executive officer’s authority, duties and responsibilities, or the assignment to the executive officer of duties materially inconsistent with the executive officer’s position or positions with us; (B) a reduction in the executive officer’s rate of base salary; (C) a breach by us of any material provision of the employment agreement; or (D) our requiring the executive officer to be based at any office or location located more than fifty (50) miles from the New York metropolitan area.

“Change in control” is defined as:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 20% or more of either (i) our then outstanding common shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a “change in control”: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (4) any acquisition by any entity pursuant to a transaction which complies with subclauses (1), (2) and (3) of clause (C) below; or

(B) individuals who, as of the date the employment agreement, constitute our Board of Trustees (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board of Trustees; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than our Board of Trustees;

(C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, have Beneficial Ownership, of more than 50%, respectively, of our then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any of our employee benefit plans (or related trusts) or such entity resulting from such Business Combination) acquires Beneficial Ownership of 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Business Combination, or of the action of our Board of Trustees, providing for such Business Combination; or

(D) approval by our shareholders of a complete liquidation or dissolution of us.

“Disability” is defined as the mental or physical incapacity of the executive officer such that (A) he qualifies for long-term disability benefits under a Company-sponsored long-term disability policy or (B) the executive officer has been incapable as a result of illness, disease, mental or physical disability, disorder, infirmity, or impairment or similar cause of performing his essential duties and responsibilities for any period of one hundred eighty (180) days (whether or not consecutive) in any consecutive three hundred sixty-five (365) day period. Disability shall be determined by an approved medical doctor selected by us and the executive officer. If we cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

Severance Terms for the Named Executive Officers.  If one of the named executive officers is terminated (1) by the executive officer for “good reason,” (2) by us without cause, (3) by the named executive officer or us for any reason within two years following a “change in control,” or (4) at the request of a third party who has taken steps reasonably calculated to effect a “change in control” or otherwise arose in connection with or anticipation of a “change in control,” which we refer to as a “pre-change in control termination,” then, in each case, the named executive officer shall be entitled to receive the following:

•	any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•	any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•	a severance payment equal to three times the sum of: (x) the named executive officer’s base salary at termination, (y) his regular target bonus, assuming achievement of 100% of all targets under our executive bonus plan in effect for the fiscal year in which termination occurs, and (z) either (A) the average of the fair market value, measured as of the grant date, of the long-term incentive awards we have granted to or agreed to grant to (if such grant has not yet been made) the named executive officer during the fiscal year during which the termination occurs and the fiscal year immediately preceding the year during which the termination occurs, or (B) if we have not agreed to grant a long-term incentive award to the executive officer during the fiscal year during which the termination occurs, then the average fair market value, measured as of the grant date of the long-term incentive awards we have granted to the named executive officer during the two fiscal years immediately preceding the year during which the termination occurs; and

•	continuation of medical, dental, disability, life insurance and other employee welfare benefits then provided to our senior executives for a period of three years following the date of termination, or if the named executive officer is ineligible for such benefits, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage.

Additionally, all non-vested and/or unearned bonus and long-term incentive awards previously granted to the executive officer, including but not limited to restricted shares, deferred share awards, and share options shall earn and fully vest and become non-forfeitable.

In the event that any amount or benefit paid under an employment agreement for one of the named executive officers, as a result of any change in ownership of us is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, we will be required to “gross-up” the severance payment to cover the excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.

If the named executive officer’s employment is terminated on account of death or “disability,” the named executive officer or his estate or designated beneficiaries shall be entitled to receive the following:

•	any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•	any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•	a severance payment equal to one times the named executive officer’s base salary at termination;

•	all non-vested bonus and long-term incentive awards previously granted to the named executive officer, including but not limited to restricted shares, deferred share awards and share options, shall earn and fully vest and become non-forfeitable;

•	a pro rata portion of the bonuses he would have received under our executive bonus plan in effect at the time of his termination has he remained employed by us for the full fiscal year in which his termination occurs;

•	a pro rata portion of any payment he would have received or award that would have vested under any performance-based long-term incentive award or program has he remained employed by us for the full performance period or periods in which his termination occurs; and

•	continuation of group health plan then provided to senior executives for a period of two years following the date of termination, or if the named executive officer is ineligible for such group health plan, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage .

If the named executive officer’s employment is terminated by us for “cause” or by the named executive officer without “good reason,” the named executive officer shall be entitled to receive the following:

•	any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination; and

•	any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan.

With the exception of E. Robert Roskind’s employment agreement, the employment agreements with the named executive officers provide that the named executive officer will serve us faithfully and to the best of his ability and will devote substantially all of his business time, energy, experience and talents to our business and the business of our affiliates. This restriction does not prevent the named executive officer from managing his personal or family investments, or serving on civic or charitable boards or committees, so long as any such activities do not interfere with the performance of the named executive officer’s responsibilities as one of our employees. Mr. Roskind’s employment agreement permits Mr. Roskind to spend approximately 25% of his business time on the affairs of The LCP Group L.P. and its affiliates; however, Mr. Roskind must prioritizes his business time to address our needs ahead of The LCP Group L.P.

On December 31, 2006, we entered into an employment agreement with Michael L. Ashner, the former Chairman and Chief Executive Officer of Newkirk. The employment agreement is similar to our current employment agreements with our named executive officers, except that his employment agreement provides that:

•	Mr. Ashner’s will be employed as our Executive Chairman and Director of Strategic Acquisitions for a three-year term, which automatically renews for additional one-year terms, at an initial base salary of $450,000.

•	Mr. Ashner will be able to engage in certain “permitted activities” including without limitation, serving as Chairman and Chief Executive Officer of each of Winthrop Realty Trust, First Winthrop Corporation and Winthrop Realty Partners, L.P. and their respective affiliates, and serving as principal of FUR Advisors LLC, provided that FUR Advisors LLC engages in no business other than acting as advisor for Winthrop Realty Trust.

•	Mr. Ashner will be entitled to severance payments upon certain terminations of his employment in an amount equal to 2.99 times his base salary at the time of termination plus his regular target bonus (assuming all targets have been achieved).

•	Mr. Ashner has the ability to terminate his employment if we acquire certain non-net lease properties and, in such event, Mr. Ashner will only be entitled to 50% of his severance pay.

•	Mr. Ashner’s obligation not to compete with us, solicit employees, or solicit customers terminates upon the termination of the exclusivity period under an Amended Exclusivity Agreement described in our Current Report on Form 8-K filed on January 8, 2007.

•	The common shares and operating partnership units held by Mr. Ashner will be subject to transfer restrictions until the earlier of November 1, 2009 and the termination of Mr. Ashner’s employment with us.

Termination Scenario Tables

The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2006 under each of the circumstances listed above. Continuation of benefits, which may be paid monthly if the named executive officer is eligible for continued coverage under such plans, are assumed to be paid by a lump-sum payment at termination.

		Upon a Change in
		Control or in a Pre-
	Without Cause or	Change in Control		With Cause or
T. Wilson Eglin	With Good Reason	Termination	Death or Disability	Without Good Reason

Base salary portion of severance payment	$1,425,000	$1,425,000	$475,000	—
Bonus portion of severance payment	4,104,000	4,104,000	—	—
Long-term incentive portion of severance payment	3,600,000	3,600,000	—	—
Welfare benefits	51,079	51,079	—	—
Group health care benefits	—	—	26,472	—
Value of accelerated equity awards(1)	4,042,954	4,042,954	4,042,954	—
Excise Tax Gross Up	—	5,756,731	—	—

Total Payments and Benefits	$13,223,033	$18,979,764	$4,544,426	—

(1)	Based on the closing price of our common shares on the New York Stock Exchange on December 29, 2006, of $22.42 per share.

		Upon a Change in
		Control or in a Pre-
	Without Cause or	Change in Control		With Cause or
Patrick Carroll	With Good Reason	Termination	Death or Disability	Without Good Reason

Base salary portion of severance payment	$975,000	$975,000	$325,000	—
Bonus portion of severance payment	2,808,000	2,808,000	—	—
Long-term incentive portion of severance payment	1,425,000	1,425,000	—	—
Welfare benefits	51,079	51,079	—	—
Group health care benefits	—	—	26,472	—
Value of accelerated equity awards(1)	2,215,096	2,215,096	2,215,096	—
Excise Tax Gross Up	—	2,681,916	—	—

Total Payments and Benefits	$7,474,175	$10,156,091	$2,566,568	—

(1)	Based on the closing price of our common shares on the New York Stock Exchange on December 29, 2006, of $22.42 per share.

		Upon a Change in
		Control or in a Pre-
	Without Cause or	Change in Control		With Cause or
E. Robert Roskind	With Good Reason	Termination	Death or Disability	Without Good Reason

Base salary portion of severance payment	$1,350,000	$1,350,000	$450,000	—
Bonus portion of severance payment	3,888,000	3,888,000	—	—
Long-term incentive portion of severance payment	1,800,000	1,800,000	—	—
Welfare benefits	51,079	51,079	—	—
Group health care benefits	—	—	26,472	—
Value of accelerated equity awards(1)	2,391,138	2,391,138	2,391,138	—
Excise Tax Gross Up	—	3,419,765	—	—

Total Payments and Benefits	$9,480,217	$12,899,982	$2,867,610	—

(1)	Based on the closing price of our common shares on the New York Stock Exchange on December 29, 2006, of $22.42 per share.

		Upon a Change in
		Control or in a Pre-
	Without Cause or	Change in Control		With Cause or
Richard J. Rouse	With Good Reason	Termination	Death or Disability	Without Good Reason

Base salary portion of severance payment	$1,350,000	$1,350,000	$450,000	—
Bonus portion of severance payment	3,888,000	3,888,000	—	—
Long-term incentive portion of severance payment	1,800,000	1,800,000	—	—
Welfare benefits	51,079	51,079	—	—
Group health care benefits	—	—	26,472	—
Value of accelerated equity awards(1)	3,211,486	3,211,486	3,211,486	—
Excise Tax Gross Up	—	4,075,690	—	—

Total Payments and Benefits	$10,300,565	$14,376,255	$3,687,958	—

(1)	Based on the closing price of our common shares on the New York Stock Exchange on December 29, 2006, of $22.42 per share.

		Upon a Change in
		Control or in a Pre-
	Without Cause or	Change in Control		With Cause or
John B. Vander Zwaag	With Good Reason	Termination	Death or Disability	Without Good Reason

Base salary portion of severance payment	$945,000	$945,000	$315,000	—
Bonus portion of severance payment	2,721,600	2,721,600	—	—
Long-term incentive portion of severance payment	1,284,750	1,284,750	—	—
Welfare benefits	51,079	51,079	—	—
Group health care benefits	—	—	26,472	—
Value of accelerated equity awards(1)	1,284,599	1,284,599	1,284,599	—
Excise Tax Gross Up	—	2,649,301	—	—

Total Payments and Benefits	$6,287,028	$8,936,329	$1,626,071	—

(1)	Based on the closing price of our common shares on the New York Stock Exchange on December 29, 2006, of $22.42 per share.

Director Compensation

None of our officers receive or will receive any compensation for serving as a member of our Board of Trustees or any of its committees. Our trustees received the following aggregate amounts of compensation for the year ended December 31, 2006.

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees			Incentive	Deferred
	Earned or	Share	Option	Plan	Compensation	All Other
Name and	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	($)(1)	($)(2)	($)	($)	($)	($)	($)

William J. Borruso(3)	—	—	—	—	—	—	—
Clifford Broser(3)	—	—	—	—	—	—	—
Geoffrey Dohrmann	103,000	62,850	—	—	—	—	165,850
Carl D. Glickman	60,003	62,850	—	—	—	—	122,853
James Grosfeld	87,000	62,850	—	—	—	—	149,850
Richard Frary(3)	—	—	—	—	—	—	—
Kevin W. Lynch	119,000	62,850	—	—	—	—	181,850

(1)	Fees earned or paid in cash include retainers and board and committee meeting fees. Retainers include (i) an annual fee retainer of $25,000, (ii) a lead trustee retainer of $20,000, (iii) an Audit Committee chair retainer of $15,000, (iv) a Compensation Committee chair retainer of $10,000, (v) a Nominating and Corporate Governance Committee chair retainer of $10,000, and (vi) special committee retainer (formed in connection with our merger with Newkirk) of $50,000 for the chair of the special committee and $35,000 for all other members of the special committee . Board and committee meeting fees (other than the special committee, which only received the retainer), whether in person or by telephone, are $1,000 per meeting. All of our trustees have elected to receive 100% of their fees in common shares pursuant to our 1994 Director Share Plan, which provides for a 5% discount.

(2)	Trustees are granted 2,500 shares upon joining our Board of Trustees and receive annual share grants of 3,000 shares which are paid in arrears. These share grants are fully-vested and are eligible to receive dividends from the date of grant.

(3)	William J. Borruso, Clifford Broser and Richard Frary were appointed to our Board of Trustees on December 31, 2006 and did not receive any compensation in connection with their service on our Board of Trustees for the year ended December 31, 2006.

On February 6, 2007, upon a recommendation of the Compensation Committee, the Board granted increases in certain components of compensation for non-employee members of the Board. The Compensation Committee retained FPL, an independent compensation consultant, to perform an analysis of our Board compensation practices and those of our “peers” and make recommendations with respect to our Board compensation practices.

This compensation arrangement was effective as of January 1, 2007 and supersedes the compensation arrangement with respect to the Board that was in effect immediately prior to this date. Compensation for the Board is composed of retainer fees, meeting fees, and equity awards.

Effective January 1, 2007, the compensation program is as follows:

Compensation	Compensation
Component	Prior to January 1, 2007	Current Compensation	Increase

RETAINERS:
Lead Independent Trustee	$20,000	$20,000	$0
Annual Member Retainer	$25,000	$30,000	$5,000
Audit Chairperson Retainer	$15,000	$17,500	$2,500
Compensation Chairperson Retainer	$10,000	$10,000	$0
Nominating & Corp. Gov. Committee Chairperson Retainer	$10,000	$10,000	$0
MEETING FEES:
In-Person Board Meeting Fees	$1,000	$1,500	$500
Telephonic Board Meeting Fees	$1,000	$1,500	$500
In Person Committee Meeting Fees	$1,000	$1,000	$0
Telephonic Committee Meeting Fees	$1,000	$1,000	$0
EQUITY AWARD:
Initial Equity Award	2,500 shares	2,500	None
Annual Equity Award	3,000 shares	3,000 shares	None

PROPOSAL NO. 2

THE LEXINGTON REALTY TRUST 2007 EQUITY-BASED AWARD PLAN

The Board of Trustees adopted the Lexington Realty Trust 2007 Equity-Based Award Plan, which we refer to as the 2007 Plan, on March 13, 2007. The 2007 Plan is subject to approval at this Annual Meeting. Below is a summary of the principal provisions of the 2007 Plan and its operation. A copy of the 2007 Plan is set forth in full in Annex A to this proxy statement, and the following description of the 2007 Plan is qualified in its entirety by reference to Annex A.

Background

Subject to shareholder approval, our Board of Trustees has adopted the 2007 Plan and is proposing that the 2007 Plan be approved by the shareholders at the Annual Meeting to enable us to design appropriate awards and incentives. The amount and nature of the proposed awards under the 2007 Plan have not yet been determined, although the 2007 Plan permits grants of shares options, shares appreciation rights (“SARs”), restricted shares or units, bonus shares, deferred share units, and performance awards. A copy of the 2007 Plan is set forth in full in Annex A to this proxy statement, and the following description of the 2007 Plan is qualified in its entirety by reference to Annex A.

The Board of Trustees believes that the 2007 Plan is an important factor in attracting, retaining and motivating employees, consultants, and Trustees of the Company and its affiliates. The Board believes that the Company needs the flexibility both to have an increased reserve of common shares available for future equity-based awards, and to make future awards in a form other than shares options.

The 2007 Plan will reserve 5,000,000 common shares for future awards to employees, consultants, agents, and Trustees. The Board of Trustees recognizes the need for this future reserve because only 592,802 shares remain available for awards, in the aggregate, under the Company’s 2002 Equity-Based Award Plan and the 1998 Share Option Plan. Further, the Company may in the future make acquisitions resulting in the hiring of additional employees. Shareholder approval of the 2007 Plan will enable the Company to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other four highest paid executive officers of the Company.

If the 2007 Plan is approved by the shareholders, the Board intends to cause the common shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission at the Company’s expense. In addition, the 592,802 common shares that remain available for issuance under the Company’s 2002 Equity Based Annual Plan and 1998 Share Option Plan will, as explained below, become part of the shares reserved for issuance under the 2007 Plan and no additional grants will be made under those plans.

The approval and adoption of the 2007 Equity-Based Award Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual meeting, provided that the total votes cast on the proposal represents at least 50% in interest of all securities entitled to vote thereon.

The Board of Trustees recommends that Shareholders vote FOR Proposal No. 2.

Summary of the 2007 Plan

The following summary is not intended to be complete and reference should be made to Annex A for a complete statement of the terms and provisions of the 2007 Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2007 Plan.

Purpose.  The purpose of the 2007 Plan is to attract, retain and motivate select employees, trustees, and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) and to provide incentives and rewards for superior performance.

Shares Subject to the 2007 Plan.  The 2007 Plan provides that no more than 5,000,000 common shares may be issued pursuant to Awards under the 2007 Plan, which includes the 592,802 common shares previously available for issuance under the 2002 Equity-Based Award Plan and the 1998 Share Option Plan. These shares shall be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury or in a trust. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the 2007 Plan for shares splits, shares dividends, recapitalizations and other similar events. Common shares that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law.

Administration.  Either the Board of Trustees or a committee appointed by the Board will administer the 2007 Plan. The Board of Trustees and any committee exercising discretion under the 2007 Plan from time to time are referred to as the “Committee.” The Board of Trustees may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. With respect to decisions involving persons who are reporting persons pursuant to Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, the Committee is to consist of two or more Trustees who are disinterested within the meaning of Rule 16b-3. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more Trustees who are “outside Trustees” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards).

Subject to the terms of the 2007 Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of common shares, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2007 Plan and its administration, to interpret and construe the 2007 Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the 2007 Plan. Within the limits of the 2007 Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.

The 2007 Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2007 Plan. The 2007 Plan releases these individuals from liability for good faith actions associated with the 2007 Plan’s administration.

Eligibility.  The Committee may grant options that are intended to qualify as incentive shares options (“ISOs”) only to employees, and may grant all other Awards to Eligible Persons. The 2007 Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The 2007 Plan provides that no Participant may receive Options and SARs that relate to more than twenty percent (20%) of the total number of Shares reserved for Awards under the 2007 Plan. As of March 31, 2007, substantially all of the approximately 75 employees (including officers) of the Company and its affiliates and all seven of the Company’s non-employee Trustees would have been eligible to participate in the 2007 Plan.

Options.  Options granted under the 2007 Plan provide Participants with the right to purchase shares of Common Shares at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The 2007 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Shares on the option grant date).

Share Appreciation Rights (SARs).  A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or common shares equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the common shares with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of Shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs.  The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the common shares subject to the Award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding common shares). As of the Record Date, the closing price of a common share on the New York Shares Exchange was $21.64 per share.

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain common shares, and, subject to applicable laws, cashless exercise under a program the Committee approves. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding common shares).

Subject to the terms of the agreement evidencing an option grant, the option may be exercised during the one year period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, during the 90-day period after the optionee’s involuntary termination of employment without cause (but in no case later than the termination date of the option) and during the 30 day period after the optionee’s termination of employment by means of resignation or other voluntary action of the optionee. The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder. All SARs are to be settled in the Company’s shares and shall be counted in full against the number of shares available for award under the 2007 Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Bonus Shares, and Deferred Share Units.  Under the 2007 Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive common shares after certain vesting requirements are met, and may grant bonus shares as to which the Participant’s interest is immediately vested. For restricted Awards, the 2007 Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested. The 2007 Plan provides for deferred share units in order to permit certain Trustees, consultants, agents, or select members of management to defer their receipt of compensation payable in cash or common shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of Common Shares. The Awards for restricted shares provide that Participants may receive dividends immediately, as if there were no restrictions on the Awards.

Whenever common shares are delivered pursuant to these Awards, the Participant will be entitled to receive additional common shares equal to the sum of (i) any dividends that the Company’s shareholders received between the date of the Award and issuance or release of the common shares and (ii) a number of additional common shares equal to the common shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for common shares if the Participant had received such cash dividends between its grant date and its settlement date.

Performance Awards.  The 2007 Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in common shares, cash or some combination of the two; subject to an individual Participant limit of no more than twenty percent (20%) of the total number of Shares reserved for Awards under the 2007 Plan (or, for Performance Units to be settled in cash, the equivalent Fair Market Value of those twenty percent of such shares. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2007 Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the 2007 Plan, the possible performance measures for Performance Compensation Awards include total shareholder return; growth in cash available for distribution, basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the

Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Forfeiture.  Unless otherwise provided in an agreement granting an Award, the Company has the following recourse against a Participant who does not comply with certain employment-related covenants, either during employment or after ceasing to be employed: the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the Award.

Income Tax Withholding.  As a condition for the issuance of shares pursuant to Awards, the 2007 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability.  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions.  The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the 2007 Plan but as to which no Awards have yet been granted or that have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a shares split, reverse shares split, shares dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the 2007 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2007 Plan.

In addition, in the event or in anticipation of a Change in Control (as defined in the 2007 Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the common shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to common shares issued upon exercise of an Award shall lapse as to the common shares subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the 2007 Plan) by the successor corporation in connection with, or within 12 months (or other period either set forth in an Award

Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any common shares shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or shares of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the 2007 Plan; Amendments or Termination.  The term of the 2007 Plan is ten years from March 13, 2007, the date it was approved by the Board. The Board may from time to time, amend, alter, suspend, discontinue or terminate the 2007 Plan; provided that no amendment, suspension or termination of the 2007 Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless (i) it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization, (2) it is otherwise mutually agreed between the Participant and the Committee, or (3) the Committee determines in good faith, before a Change in Control, that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures. In addition, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the 2007 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Tax Consequences.  The following is a brief summary of certain tax consequences of certain transactions under the 2007 Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

U.S. Federal Income Tax Consequences.  Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs.  A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the common shares issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs.  A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax), provided it is exercised no later than 3 months following the participant’s termination of employment as an employee. If the common shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes ordinary income gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and

(b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.  A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or common shares that the Participant receives.

Restricted Shares, Restricted Share Units, Defined Share Units, and Performance Awards.  In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, defined share units or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or common shares that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

Bonus Shares.  A Participant will recognize income at the time of grant of unrestricted shares, in an amount equal to the excess of the market value of the unrestricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature).

Special Tax Provisions.  Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation.  Except as expressly provided in a written agreement between the Company and a Participant, the 2007 Plan provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the 2007 Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations.  The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of options under the 2007 Plan and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, Trustees or greater than ten percent shareholders. Participants in the 2007 Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New 2007 Plan Benefits.   The Committee will grant Awards under the 2007 Plan at its discretion, although the Committee has established the 2007 Outperformance Program, which provides for future Awards on terms the Committee has established. It is not possible to determine at this time the amount or dollar value of Awards to be provided under the 2007 Outperformance Program because they depend on the Company’s future performance. A description of the 2007 Outperformance Plan follows. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the 2007 Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the 2007 Plan.

Summary of the 2007 Outperformance Program

The Board of Trustees has adopted the 2007 Outperformance Program (the “2007 OPP”) in order to further the interests of the 2007 Plan. The 2007 OPP is performance-based, utilizing total return to shareholders as the measurement criteria, and thereby providing meaningful incentives to management to generate shareholder value by aligning the interests of management with the interests of shareholders. A copy of the 2007 OPP is set forth in full in Annex B to this proxy statement, and the following description of the 2007 OPP is qualified in its entirety by reference to Annex B.

General Terms; Amount of OPP Pool.  Under this program, participating officers will share in an “outperformance pool” if our total shareholder return for the three-year performance period beginning on the effective date of the program, April 1, 2007, exceeds the greater of an absolute compound annual total shareholder return of 10% or 110% of the compound annual return of the MSCI US REIT INDEX during the same period measured against a baseline value equal to the average of the ten consecutive trading days immediately prior to April 1, 2007. The size of the outperformance pool for this program will be 10% of our total shareholder return in excess of the performance hurdle, subject to a maximum amount of $40.0 million.

2007 OPP Program Participants.   Subject to the provisions of the 2007 Plan, the Committee, in its sole discretion will determine the Eligible Persons who will receive an allocation of bonus pool under the 2007 OPP. If any participant forfeits his or her allocation, the Committee may make available all or a portion of the forfeited allocation to one or more Eligible Persons who are not “covered employees” under Code Section 162(m). On February 6, 2007, the Compensation Committee approved the following allocations of the outperformance pool to the following executive officers: T. Wilson Eglin (16%); Patrick Carroll (8%); Michael L. Ashner (11%); E. Robert Roskind (11%); Richard J. Rouse (11%); and John B. Vander Zwaag (8%); with an additional 18% being allocated to certain of our non-executive officers. The unallocated balance of 17% may be allocated by the Compensation Committee in its discretion.

Issuance of Awards.  The aggregate outperformance pool will be paid to Participants, according to their relative participation percentages, in the form of unvested common shares (or, in the Committee’s discretion, Company-related securities of equivalent value), which will have an aggregate value on December 31, 2009 equal to the outperformance pool, and which will vest 50% on each of the first two anniversaries of the end of the performance period, subject to the Participant’s continued employment, except as otherwise provided in the 2007 OPP. Special provisions, described below, apply in the event of a termination in employment or a Change in Control.

Terminations of Employment; Change in Control.  In the event of termination of a Participant’s service without “cause” or by the Participant with “good reason” (as such terms are defined in the Participant’s employment agreement, if any), or by reason of the Participant’s death (with any of the foregoing being a “Qualified Termination”) prior to the valuation date then, with respect to the Participant only, the above calculations will be performed with respect to such Participant’s 2007 OPP Award effective as of the date of the Qualified Termination as if a change in control had occurred (with respect to the Participant only) on such date, and the Participant will receive unvested shares equal to the number of unvested shares resulting from such calculation in full satisfaction and extinguishment of the Participant’s rights under the 2007 OPP and the 2007 Plan. If at any time prior to the valuation date a Participant’s service terminates or ceases for any reason other than a Qualified Termination, then the Participant’s bonus pool allocation will be forfeited at such time.

In the event of a Change in Control during the performance period, the performance period will be shortened to end on the date of the change in control and participating officers’ awards will be based on performance relative to the hurdle through the date of the change in control. Any common shares earned upon a change in control will be fully vested. In addition, the performance period will be shortened to end for an executive office if he or she is terminated by us without “cause” or he or she resigns for “good reason,” as such terms are defined in the executive officer’s employment agreement. All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under this program will be made by the Committee.

If at any time on or after the valuation date a Participant’s service terminates or ceases for any reason, then such Participant’s rights will be determined exclusively pursuant to the unvested share award and the 2007 Plan, and the Participant will have no further rights or claims of any kind under the 2007 OPP. Upon the occurrence of a Change in

Control or a Qualified Termination, all unvested shares that have not previously been forfeited will vest immediately.

Amendments.  The 2007 OPP may be modified by the Board or by the Committee, subject to the consent of any Participant who is adversely affected thereby.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees will make a decision with respect to the engagement of independent registered public accounting firm for the year ending December 31, 2007 at the meeting of the full Board of Trustees, which is expected to take place during our second fiscal quarter. KPMG LLP has been our independent registered public accounting firm since 1993.

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

KPMG LLP was engaged to perform the annual audit of our consolidated financial statements for the calendar year ended December 31, 2006. There are no affiliations between us and KPMG LLP’s partners, associates or employees, other than as pertaining to KPMG LLP’s engagement as our independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for each of 2006 and 2005, and fees billed for other services rendered by KPMG LLP.

	2006		2005

Audit fees	$1,430,000		$888,450
Audit — related fees	662,913	(1)	514,169	(2)

Total audit and audit related fees	$2,092,913		$1,402,619
Tax fees(3)	$345,600		$262,400
All other fees	96,626	(4)	1,500	(5)

Total fees	$2,535,139		$1,666,519

(1)	2006 audit — related fees include services rendered relating to review of registration statements, issuance of consents and comfort letters, and audits of joint ventures.

(2)	2005 audit — related fees include services rendered relating to our 2005 common and preferred share offerings and audits of joint ventures.

(3)	Tax fees consisted of fees for tax compliance and preparation services.

(4)	Relates to tax due diligence fees on merger with Newkirk and a licensing fee paid by the Company to KPMG for accounting research software.

(5)	Relates to a licensing fee paid by the Company to KPMG for accounting research software.

The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accountants’ independence. The percentage of services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” that were approved by the

Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the Exchange Act (relating to the approval of non-audit services after the fact but before completion of the audit) was 0%.

The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at the next scheduled meeting. In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Trustees recommends that Shareholders vote FOR Proposal No. 3.

OTHER MATTERS

The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees and the proposals (1) to approve and adopt the Lexington Realty Trust 2007 Equity-Based Award Plan and (2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

ANNEX A

LEXINGTON REALTY TRUST

2007 EQUITY-BASED AWARD PLAN

As approved by the Board of
Trustees on March 13, 2007.

LEXINGTON REALTY TRUST

2007 EQUITY-BASED AWARD PLAN

Plan Document

1.	Establishment, Purpose, and Types of Awards

Lexington Realty Trust (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Lexington Realty Trust 2007 Equity-Based Award Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, trustees, consultants, and advisors of the Company and its Affiliates. The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Bonus Shares
Section 9	Deferred Share Units
Section 10	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Common Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Common Shares that the Company may issue for all Awards is 5,000,000 Common Shares, on the premises and provided that the Company shall not make additional awards under the Amended and Restated 2002 Equity-Based Award Plan (the “2002 Plan”) or the 1998 Share Option Plan (as amended, the “1998 Plan”). Subject to the provisions of Section 13, the maximum number of common shares available for ISO awards is 5,000,000. For all Awards, the Common Shares issued pursuant to the Plan may be authorized but unissued Common Shares, Common Shares that the Company has reacquired or otherwise holds in treasury, or Common Shares held in a trust.

Common Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Common Shares that are for any other reason not paid or delivered under this Plan, the 2002 Plan, or 1998 Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Common Shares that the Company retains from otherwise delivering pursuant to an Award under this Plan, the 2002 Plan, or 1998 Plan either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Common Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Common Shares designated in the preceding paragraph by the number of Common Shares granted pursuant to Awards (whether or not Common Shares are issued pursuant to such Awards), provided that any Common Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to future ISO Awards.

4.	Administration

(a) General.  The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition.  The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Common Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Common Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) to establish, amend and rescind rules and regulations for its administration;

(viii) to accelerate the vesting or exercisability or any award;

(ix) to amend the terms and conditions of any outstanding award (subject to the provision of Section 17; and

(x) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Trustee, Employee, or Consultant who takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule.  Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Common Shares subject to each Award, the price (if any) to be paid for the Common Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or any Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Documentation of Awards.  Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 23, 24, and 25 unless otherwise specifically provided in an Award Agreement.

(c) Limits on Awards.  During the term of the Plan, no Participant may receive Options and SARs that relate to more than twenty percent (20%) of the total number of Common Shares reserved for Awards pursuant to Section 3 above, as adjusted pursuant to Section 13 below.

(d) Replacement Awards.  Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Common Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the exercise price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.  Option Awards

(a) Types; Documentation.  Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation.  To the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Common Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options.  Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price.  The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that —

(i) if an ISO is granted to an Employee who is a Ten Percent Holder on the Grant Date, the per Common Share exercise price shall not be less than 110% of the Fair Market Value per Common Share on the Grant Date, and

(ii) for all other Options, such per Common Share exercise price shall not be less than 100% of the Fair Market Value per Common Share on the Grant Date.

(e) Exercise of Option.  The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Common Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Common Shares as to which the Option is then exercisable.

(g) Methods of Exercise.  Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Common Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Common Shares that (A) are owned by the Participant who is purchasing Common Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Common Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Common Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) except to the extent prohibited by the Sarbanes-Oxley Act, a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Common Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the

Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Common Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Common Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Common Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Involuntary Termination Without Cause.  In the event of a Participant’s involuntary termination by the Company without cause, the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Resignation or other Voluntary Termination other than Retirement.  In the event of termination of a Participant’s Continuous Service by reason of resignation or other voluntary action of the Participant excluding retirement, the Participant shall have the right to exercise an Option at any time within 30 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Disability.  In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Retirement.  In the event of termination of a Participant’s Continuous Service as a result of Participant’s Retirement, the Participant shall have the right to exercise the Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination (provided that an ISO exercised more than three months after termination of the Participant’s Continuous Service shall to that extent be treated an a Non-ISO).

(v) Death.  In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within one year following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(vi) Cause.  If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

If there is a Securities and Exchange Commission blackout period that prohibits the buying or selling or Common Shares during any part of the ten (10) day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten (10) tends beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(i) Reverse Vesting.  The Committee in its sole discretion may allow a Participant to exercise unvested Non-ISOs, in which case the Common Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Non-ISOs.

7.	Share Appreciation Rights (SARs)

(a) Grants.  The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person in any of the following forms:

(i) SARs related to Options.  The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Common Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options.  The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine and set forth in the applicable Award Agreement.

(iii) Limited SARs.  The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Common Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Common Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b) Exercise Price.  The per Common Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs.  An SAR may not have a term exceeding ten years from its Grant Date. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Common Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Common Shares.  All SARs that may be settled in Common Shares shall be counted in full against the number of Common Shares available for awards under the Plan, regardless of the number of Common Shares actually issued upon settlement of the SARs.

(e) Payment.  Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Common Share of the SAR, by

(ii) the number of Common Shares with respect to which the SAR has been exercised.

(iii) Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment.  Unless otherwise provided in an Award Agreement, all SARs shall be settled in Common Shares as soon as practicable after exercise. Subject to Applicable Law, the Committee may, in its sole discretion, provide in an Award Agreement that the amount determined under Section 7(e) above shall be settled solely in cash, solely in Common Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Common Shares, with cash paid in lieu of fractional shares.

(g) Termination of Employment or Consulting Relationship.  The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions under which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.	Restricted Shares, Restricted Share Units, and Bonus Shares

(a) Grants.  The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Common Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Common Shares (or formula, that may be based on future performance or conditions, for determining the number of Common Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Common Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Bonus Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Common Shares or to receive Bonus Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Common Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting.  The Participant’s ownership of the Common Shares shall be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated share transfer agent in the Participant’s name.

(d) Issuance of Common Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Common Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting.  Whenever the Company declares and pays dividends to holders of shares, a Participant who has been awarded Restricted Shares shall be entitled to dividends to the same extent as if the Participant’s shares were not subject to any restrictions. Whenever Common Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above as a result of the vesting of the Common Shares underlying Restricted Share Units, such Participant or a duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued a number of Common Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Common Shares between the Grant Date and the date such Share is issued in the case of Restricted Share Units, and (ii) a number of Common Shares equal to the Common Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Common Shares if the Participant had received such cash dividends with respect to each Share subject to a Restricted Share Unit Award between its Grant Date and its settlement date.

(f) Section 83(b) Elections.  A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units promptly provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Common Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Common Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

(g) Deferral Elections.  At any time within the thirty-day period (or other shorter or longer period that the Committee selects in its sole discretion) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an initial Award of either Restricted Shares or Restricted Share Units (or before the calendar year in which such a Participant receives a subsequent Award, subject to adjustments by the Committee in accordance with Code Section 409A), the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Common Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Common Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Common Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above, and no vesting shall occur (other than for death or Disability if provided pursuant to the Award Agreement) within the 12-month period following the date of the Participant’s election. Notwithstanding anything herein, a Participant may only make an irrevocable election to defer the receipt of Common Shares that would otherwise be transferred to the Participant upon the vesting of any Restricted Shares or Restricted Share Unit Award if the Awards have a vesting schedule of at least 12 months.

(h) Voting Rights.  Participants who have been awarded Restricted Shares shall have the right to vote as a shareholder to the same extent as shareholders with Common Shares that are not subject to any restrictions.

9.	Deferred Share Units

(a) Elections to Defer.  The Committee may permit any Eligible Person who is a Trustee, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Common Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Common Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first receives an Award, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make Awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b) Vesting.  Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Common Shares subject to Deferred Share Units.

(c) Issuances of Common Shares.  The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless —

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Crediting of Dividends.  Unless otherwise provided in an Award Agreement, whenever Common Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a number of Common Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Common Shares between the Grant Date and the date such Share is issued, and (ii) a number of Common Shares equal to the Common Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Common Shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Share Units.

(e) Emergency Withdrawals.  In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f) Unsecured Rights to Deferred Compensation.  A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards

(a) Performance Units.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Common Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards.  The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed twenty percent (20%) of the total number of Common Shares reserved under Section 3 above for Awards (or, for Performance Units to be settled in cash, the equivalent Fair Market Value of those twenty percent of such Common Shares). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): cash available for distributions, aggregate opportunity, absolute total shareholder return, relative total shareholder return, basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e) Deferral Elections.  At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Common Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Common Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Common Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.	Taxes

(a) General.  As a condition to the issuance or distribution of Common Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Common Shares. The Company shall not be required to issue any Common Shares until such obligations are satisfied, and may unilaterally withhold Common Shares for this purpose. If the Committee allows or effectuates the withholding or surrender of Common Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Common Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees.  In the absence of any other arrangement authorized by the Committee or set forth in the Award Agreement, and to the extent permitted under Applicable Law, each Participant shall be deemed to have elected to have the Company withhold from the Common Shares or cash to be issued pursuant to an Award that number of Common Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the minimum applicable tax withholding and employment tax obligations associated with an Award. If such withholding of Common Shares is not permitted for any reason, the Company shall satisfy any required withholding through withholding from cash compensation otherwise payable to the Participant. For purposes of this Section 11, the Fair Market Value of the Common Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(c) Surrender of Common Shares.  If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Common Shares to the Company (including Common Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Common Shares previously acquired from the Company that are surrendered under this Section 11, such Common Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(d) Income Taxes and Deferred Compensation.  Except as expressly set forth in a written agreement between the Company and the Participant, Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.	Non-Transferability of Awards

(a) General.  Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights.  Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Common Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization.  The Committee shall equitably adjust the number of Common Shares covered by each outstanding Award, and the number of Common Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Common Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Common Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Common Shares, or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Common Shares subject to any Award.

(b) Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control.  In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Common Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Common Shares issued upon exercise of an Award shall lapse as to the Common Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iv) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

(v) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

Notwithstanding the above, unless otherwise provided in an Award Agreement, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Common Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Common Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards.  Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at the lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a “repricing” within the meaning of the federal securities laws applicable to proxy statement disclosure.

(b) Substitution of Options.  Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate.  Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless either it relates to an adjustment pursuant to Section 13 or modification pursuant to Section 15(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Common Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Common Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Common Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Common Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Effective Date.

This Plan shall become effective on the date which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Common Shares or stock options according to the Company’s governing documents and applicable state law).

21.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Maryland, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws And Regulations.

(a) U.S. Securities Laws.  This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Bonus Shares, Deferred Share Units, and Common Shares) under this Plan shall be subject to all Applicable Law. In the event that the Common Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Common Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Common Shares are to be issued represent and warrant in writing to the Company that such Common Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Common Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Common Shares.

(b) Other Jurisdictions.  To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.	No Shareholder Rights.

Except as provided under Section 8(e) and 8(h), neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Common Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Common Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Common Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Common Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.	No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

LEXINGTON REALTY TRUST

2007 EQUITY-BASED AWARD PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect trustees, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations (to the extent the Committee determines in its discretion that compliance with such rules or regulations) and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Trustees of the Company.

“Bonus Shares” mean Common Shares awarded pursuant to Section 8 of the Plan.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 20% or more of either (i) the then outstanding common shares of beneficial interest of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of trustees (the

“Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) of this Section 5(b)(iv); or

(B) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination have Beneficial Ownership of more than 50%, respectively, of the then outstanding common shares of beneficial interest and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) acquires Beneficial Ownership of 20% or more, respectively, of the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Business Combination, or of the action of the Board, providing for such Business Combination; or

(D) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of three or more Trustees of the Company who are “outside trustees” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Trustees who are disinterested within the meaning of Rule 16b-3.

“Common Shares” means common shares, $.0001 par value, of the Company, as adjusted in accordance with Section 13 of the Plan.

“Company” means Lexington Realty Trust, a Maryland corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Trustee, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Trustee to advisory trustee or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Trustee, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Disabled” means a condition under which a Participant —

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Trustee or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a trustee’s fee to a Trustee shall not be sufficient to constitute “employment” of such Trustee by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than

50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Trustees or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Common Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Common Shares, or such combination of cash and Common Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Lexington Realty Trust 2007 Equity-Based Award Plan.

“Reporting Person” means an officer, Trustee, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Common Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Retirement” means a voluntary termination of a Participant’s Continuous Service on or after attaining age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Trustee” means a member of the Board, or a member of the board of trustees of an Affiliate.

ANNEX B

LEXINGTON REALTY TRUST
2007 EQUITY BASED AWARD PLAN

2007 Outperformance Program

(as adopted by the Compensation Committee on February 6, 2007 and modified by the Compensation Committee on April 2, 2007)

1.	Purpose and Authority; Effective Date

Pursuant and subject to the Lexington Realty Trust 2007 Equity-Based Award Plan (the “2007 Plan”), the Company has adopted this 2007 Outperformance Program (the “OPP”) in order to further the interests of the 2007 Plan. The Committee has adopted the OPP, on the date designated in the caption above, pursuant to authority delegated to the Committee by the Board as set forth in the Committee’s charter. Participation Percentages may be granted hereunder from and after the date of such adoption. The OPP became effective as of April 1, 2007.

2.	Definitions

Terms in the OPP that begin with an initial capital letter have the defined meaning set forth in Appendix A of the 2007 Plan, unless defined in this Section 2 or elsewhere in the OPP, or the context of their use clearly indicates a different meaning. As used herein, the following terms shall have the meanings set forth below:

“Baseline Share Value” means the average closing price of one Common Share for the ten consecutive trading days immediately prior to the Effective Date.

“Cause” shall have the meaning set forth in the OPP Award Recipient’s employment agreement then in effect between the OPP Award Recipient and the Company, if any.

“Dividend Return” means, as of the Valuation Date, the aggregate amount of dividends and other distributions paid on one Common Share between the Effective Date and the Valuation Date (excluding dividends and distributions paid in the form of additional Common Shares), plus the Fair Market Value, measured as of the Valuation Date, of any securities other than Common Shares paid in respect of one Common Share between the Effective Date and the Valuation Date (“Other Securities”), plus, the aggregate amount of dividends and distributions paid on the Other Securities.

“Effective Date” means April 1, 2007.

“Final Participation Percentage” means, as of the Valuation Date, with respect to each OPP Award Recipient, such OPP Award Recipient’s Participation Percentage, plus such OPP Award Recipient’s Unallocated Participation Percentage Share, if any.

“Good Reason” shall have the meaning set forth in the OPP Award Recipient’s employment agreement then in effect between the OPP Award Recipient and the Company, if any.

“Market Price Return” means, for the Valuation Date, the excess of (i) the Valuation Date Share Value for such Valuation Date, minus (ii) the Baseline Share Value.

“Maximum OPP Pool Amount” means $40,000,000.

“Measurement Date” means December 31, 2009.

“OPP Award” means an award of a Participation Percentage to an OPP Award Recipient under the OPP. Each OPP Award is designed to qualify as a Performance Compensation Award (within the meaning of the 2007 Plan).

“OPP Award Recipient” means an Eligible Person who is designated by the Committee to receive an OPP Award, and who duly and timely executes a Participation OPP Letter.

“OPP Pool” means, as of the Valuation Date, a dollar amount calculated as follows, with the formula herein constituting the Performance Formula for purposes of Section 10(d) of the 2007 Plan: multiply the Outperformance Amount by 10%; provided, however, that in no event shall the OPP Pool as of the Valuation Date exceed the Maximum OPP Pool Amount, or be less than zero.

“Outperformance Amount” shall mean, as of a Valuation Date, the (i) per share amount equal to (x) the Total Return to Shareholders for such Valuation Date, minus (y) the Performance Threshold for such Valuation Date, multiplied by (ii) the Weighted Average Shares Outstanding for such Valuation Date.

“Participation OPP Letter” has the meaning set forth in Section 4(a).

“Participation Percentage” means, with respect to any OPP Award Recipient, such OPP Award Recipient’s share of the amounts to be paid under the OPP as set forth in such OPP Award Recipient’s Participation OPP Letter.

“Performance Threshold” means, as calculated on a per share basis for the Valuation Date, (i) the Baseline Share Value of one Common Share, multiplied by (ii) the greater of (a) 10% compounded annually from the Effective Date to such Valuation Date, or (b) the percentage return equal to 110% of the compounded annual return during the period from the Effective Date to such Valuation Date of the total return index level for the MSCI REIT Index (RMS), or, in the event such index is discontinued or its methodology significantly changed, a comparable index selected by the Committee in good faith. If a Valuation Date occurs before the last day of a calendar year, interest computations shall be pro-rated based on the number of completed months in such calendar year as of the Valuation Date.

“Performance Period” means the period commencing on the Effective Date and ending on the Measurement Date, or, if earlier, upon a Change in Control.

“Qualified Termination” has the meaning set forth in Section 4(d)(i).

“Total Return” means, as calculated on a per share basis for any Valuation Date, the sum of (i) the Dividend Return for such Valuation Date, plus (ii) the Market Price Return for such Valuation Date. Total Return is the Performance Measure, as authorized under Section 10(d) of the 2007 Plan.

“Unallocated Participation Percentage” means, as of the Valuation Date, the aggregate participation percentage of the OPP Pool that is not allocated to any OPP Award Recipient under the OPP whether because such participation percentage was not allocated or was forfeited. Notwithstanding the foregoing, the Committee may determine at any time prior to a Valuation Date that the Unallocated Participation Percentage is zero.

“Unallocated Participation Percentage Share” means, as of the Valuation Date, with respect to each OPP Award Recipient who is not a “covered employee” within the meaning of Code Section 162(m), the Unallocated Participation Percentage multiplied by a fraction the numerator of which is such OPP Award Recipient’s Participation Percentage and the denominator of which is the product of (i) 100% minus (ii) the Unallocated Participation Percentage.

“Valuation Date” means the earliest of (i) the Measurement Date and (ii) the date upon which a Change in Control shall occur.

“Valuation Date Share Value” means the average closing price of one Common Share for the ten consecutive trading days immediately prior to a Valuation Date.

“Weighted Average Shares Outstanding” means, as of the Valuation Date, the weighted average of the Common Shares outstanding during the period from the Effective Date to the Valuation Date.

3.	Administration

(a) General.  The general administration of the OPP and the responsibility for carrying out the provisions of the OPP shall be placed in the Committee and the Board as provided herein. The Committee may make such rules and regulations and establish such procedures for the administration of the OPP as it deems appropriate.

(b) Modification of Award Conditions or Vesting.  The Committee may, in its absolute discretion, without amendment to the OPP, accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any OPP Award, or otherwise adjust any of the terms applicable to any such OPP Award; provided, however, that no action under this Section shall adversely affect any OPP Award Recipient without the OPP Award Recipient’s specific written consent.

(c) Equitable Adjustments.  Unless a specific provision in this OPP requires a different adjustment, when determining the OPP Bonus Pool, the Committee shall make equitable adjustments that are consistent with Section 13(a) of the 2007 Plan and not otherwise addressed in this OPP.

(d) Finality of Decisions; Indemnification and Release of Administrators.  All decisions made by the Committee pursuant to the provisions of the OPP shall be final, conclusive and binding on all persons, including the Company and the OPP Award Recipients. No member of the Board or the Committee, nor any officer of the Company or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the OPP, and all members of the Board or the Committee and each and any officer of the Company or Employee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.	OPP Awards

(a) Determination of OPP Awards.  During Fiscal Year 2007, or as soon thereafter as is reasonably possible, the Committee shall award Participation Percentages to Eligible Persons selected in the Committee’s sole discretion; however, the aggregate Participation Percentages awarded for the Performance Period may not exceed one hundred percent (100%). Participation Percentages may be awarded at any time during the Performance Period, and may be made to Eligible Persons whose Continuous Service is for less than the full Performance Period. All awards of Participation Percentages shall be made in the form of individual written award agreements (substantially in the form attached as Exhibit A, each a “Participation OPP Letter”) executed by the Company, and each individual Eligible Person who receives such an award.

(b) Determination of OPP Pool.  As soon as practicable following the Valuation Date, but as of the Valuation Date, the Committee shall determine the size of the OPP Pool, if any. If the performance of the Company has been such that there is no OPP Pool (i.e., that the OPP Pool is zero), then the OPP Award Recipients shall not be entitled to be paid any amounts under the OPP, and the OPP Awards shall be terminated as of the Valuation Date. If the OPP Pool as of the Valuation Date is greater than zero, then the OPP Award Recipients shall be entitled to the payments described in Section 4(c) below.

(c) Restricted Shares.  In the event that the OPP Pool as of the Valuation Date is greater than zero, then the Committee shall make a Restricted Share Award (pursuant to the 2007 Plan) to each OPP Award Recipient whose Continuous Service has not terminated on or before the Valuation Date. The number of Restricted Shares awarded to the OPP Award Recipient shall be calculated as follows with respect to each Restricted Share Award: multiply (x) the OPP Pool calculated as of the Valuation Date, by (y) the Final Participation Percentage for such OPP Award Recipient, then divide the result by (z) the Fair Market Value per Common Share on the Valuation Date. The resulting number will determine the number of Restricted Shares constituting the OPP Award Recipient’s Restricted Share Award. Subject to the terms hereof, the Restricted Share Award for the OPP Award Recipient’s Restricted Shares shall be issued as of the Valuation Date, notwithstanding that, as an administrative matter, the book entry in the records of the Company or its designated share transfer agent evidencing the Restricted Shares may be made subsequent to any such date.

(d) Termination and Forfeiture; Vesting; Change in Control.

(i) In the event of termination of an OPP Award Recipient’s Continuous Service without Cause or by the OPP Award Recipient with Good Reason or by reason of the OPP Award Recipient’s death (a “Qualified Termination”) prior to the Valuation Date then, with respect to the OPP Award Recipient only, (I) the calculations provided in Sections 4(b) and (c) hereof shall be performed with respect to such Recipient’s OPP Award effective as of the date of the Qualified Termination as if a Change in Control had occurred (with respect to the OPP Award Recipient only) on such date, and (II) the OPP Award Recipient (or the OPP Award Recipient’s estate in the event of death) shall receive Unrestricted Shares equal to the number of Restricted Shares resulting from such calculation in full satisfaction and extinguishment of the OPP Award Recipient’s rights under the OPP and the 2007 Plan.

(ii) If at any time prior to the Valuation Date an OPP Award Recipient’s Continuous Service shall terminate or cease for any reason other than a Qualified Termination, then such Award Recipient’s OPP Award shall be forfeited at such time. If at any time on or after the Valuation Date an OPP Award Recipient’s Continuous Service shall terminate or cease for any reason, then such OPP Award Recipient’s rights shall be determined exclusively pursuant to the Restricted Share Award and the 2007 Plan, and the OPP Award Recipient shall have no further rights or claims of any kind under the OPP.

(iii) Subject to 4(d)(i) and 4(d)(ii) hereof, the Restricted Shares granted pursuant to the OPP shall become vested as follows:

(I) fifty percent (50%) of such Restricted Shares shall become vested on the first (1st) anniversary of the Measurement Date, and

(II) the remaining fifty percent (50%) of such Restricted Shares shall become vested on the second (2nd) anniversary of the Measurement Date.

Notwithstanding the foregoing, all unvested Restricted Shares that have not previously been forfeited shall vest immediately upon the occurrence of a Change in Control or a Qualified Termination. For the avoidance of doubt, the vesting of the Restricted Shares pursuant to this Section shall be independent from, and in no way affect, the calculations set forth in Sections 4(b) and 4(c) hereof.

(iv) Prior to the Valuation Date, the Committee may allocate part or all of any OPP Award or any unvested portion thereof which have been forfeited pursuant to Section 4(d)(ii) to one or more of the other OPP Award Recipients then existing who are not “covered employees” within the meaning of Code Section 162(m) or to one or more new OPP Award Recipients, including newly hired Employees.

(v) In the event of a Change in Control prior to the Valuation Date, the date of the Change in Control shall be the Valuation Date and Restricted Shares shall be issued in settlement of all OPP Awards, with the OPP Pool being determined as of the date of the Change in Control.

(vi) Notwithstanding any terms of the OPP, the 2007 Plan or any OPP Award hereunder, each and every OPP Award and all cash, Restricted Shares, Unrestricted Shares, settlement in Common Shares, or proceeds from the sale of Common Shares, made or earned pursuant to the OPP shall be subject to the right of the Company to full recovery (with reasonable interest thereon) in the event that the Board determines reasonably and in good faith that any OPP Recipient’s fraud or misconduct has caused or partially caused the need for a material restatement of the Company’s financial statements for any Fiscal Year to which the OPP Award relates.

(e) Rights with Respect to OPP Award.  Without duplication of the provisions of Section 13 of the 2007 Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization, significant repurchase of shares, or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than ordinary cash dividends, shall occur, or (iii) any other event shall occur which in the reasonable judgment of the Committee necessitates action by way of adjusting the terms of the OPP, then and in that event, the Committee shall take such action as shall be necessary to maintain the OPP Award Recipients’ rights hereunder so that they are substantially proportionate to the rights existing under the OPP prior to such event. After the issuance of the Restricted Shares, the OPP Award Recipient shall possess all incidents of ownership with respect to each Restricted Share which is outstanding, including voting rights, without regard to whether such Restricted Share has then vested, except as otherwise set forth herein or in a Restricted Share Award Agreement.

5.	Continuance of Employment.

Neither the OPP nor the grant of any OPP Award hereunder shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any OPP Award Recipient’s employment at any time and for any reason (subject to the terms of any employment agreement), nor shall the OPP or the grant of any OPP Award hereunder impose any obligation on the Company or any Affiliate to continue the employment of any OPP Award Recipient.

6.	Requirements of Law

The grant of OPP Awards and the settlement thereof in accordance with the OPP and the 2007 Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

7.	Miscellaneous

(a) Amendments.  The OPP and any Participation OPP Letter may be amended or modified only in writing by the Committee or the Board; provided that any amendment or modification of any kind which adversely affects any OPP Award Recipient must be consented to by such OPP Award Recipient to be effective as against him or her.

(b) Incorporation of the 2007 Plan; Interpretation by Committee.  The OPP is subject in all respects to the terms, conditions, limitations and definitions contained in the 2007 Plan. In the event of any discrepancy or inconsistency between the OPP and the 2007 Plan, the terms and conditions of the 2007 Plan shall control. Without limiting the generality of the foregoing, the Committee may interpret the 2007 Plan and the OPP, and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the 2007 Plan, the OPP or the administration or interpretation thereof, with such interpretations, actions, determinations, and decisions to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretations, actions, determinations, and decisions shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control. In the event of any dispute or disagreement as to interpretation of the 2007 Plan or the OPP or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the 2007 Plan or the OPP, the decision of the Committee shall, except as provided above, be final and binding upon all persons.

(c) Restricted Share Issuances.  Any issuance of Restricted Shares pursuant to OPP Awards shall occur pursuant to the 2007 Plan, and shall be subject to all terms and conditions thereof.

(d) Withholding of Tax.  Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation. The Company’s obligation to deliver share certificates (or evidence of book entry) to any OPP Award Recipient is subject to and conditioned on tax withholding obligations being satisfied by such OPP Award Recipient, including the terms of the 2007 Plan applicable thereto.

(e) Anti-Alienation; Non-Assignability; Etc.  Except as otherwise provided by law, a Restricted Share Award, an OPP Award or the 2007 Plan, neither an OPP Award Recipient nor any other person shall have any right to sell, assign, transfer, pledge, mortgage, or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable or deliverable hereunder, or any part thereof. Except to the extent required by law or as authorized under the 2007 Plan, a Restricted Share Award or an OPP Award, no part of the amounts payable shall, prior to actual payment, (i) be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an OPP Award Recipient or any other person, (ii) be transferable by operation of law in the event of an OPP Award Recipient’s or any other person’s bankruptcy or insolvency, or (iii) be transferable to a spouse as a result of a property settlement or otherwise, and any attempt to cause any benefit to be so subject under clauses (i), (ii), or (iii) hereof shall be void.

(f) No Contract for Continuing Services.  The OPP shall not be construed as creating any contract for continued services between the Company or its Affiliates and any OPP Award Recipient and nothing herein contained shall give any OPP Award Recipient the right to be retained as an Employee.

(g) Governing Law; Jurisdiction.  The OPP shall be construed, administered, and enforced in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws principles thereof. The Company and each OPP Award Recipient agree that the state and federal courts of New York shall have jurisdiction over any suit, action or proceeding arising out of, or in any way related to, the 2007 Plan or any OPP Award. The parties waive, to the fullest extent permitted by law, any objection which any of them may have to the venue of any such suit, action or proceeding brought in such courts, and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. In the event that any party shall not have appointed an agent for service of process in New York, the party agrees that it may be served with process by registered or certified mail, return receipt requested, to the party at its respective address as reflected on the records of the Company. All notices shall be deemed to have been given as of the date so delivered or mailed.

(h) Non-Exclusivity.  The OPP does not limit the authority of the Company, the Committee, or any Affiliate, to grant cash bonuses, to make Awards under the 2007 Plan, or to authorize any other compensation under the 2007 Plan or any other plan or authority, including, without limitation, OPP Awards or other compensation based on the same performance objectives used under the OPP.

(i) Securities Laws Compliance.  Restricted Shares shall not be issued pursuant to the settlement of any OPP Award granted hereunder unless the settlement of such OPP Award and the issuance and delivery of such Restricted Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(j) Section 409A.  If and only to the extent that any compensation provided by the OPP may result in the application of Section 409A of the Code, the Company shall, in consultation with the OPP Award Recipient, modify the OPP with respect to such OPP Award Recipient solely in the least restrictive manner necessary in order, where applicable:

(i) to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A, or

(ii) to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted under the OPP to such OPP Award Recipient.

(k) Indemnification.  The Company hereby agrees to indemnify and to hold harmless each member of the Board and the Committee and other Employees and any Affiliate to whom the Committee delegates authority pursuant to Section 3(a) against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the OPP or the 2007 Plan, except in the case of willful misconduct.

(l) Unfunded Nature of Program.  This OPP is intended to be an unfunded, nonqualified compensation arrangement for purposes of the Code. Except to the extent that a Participant may otherwise be entitled to preferred status under applicable bankruptcy law, Participants shall have the status of general unsecured creditors of the Company, and the OPP constitutes a mere promise by the Company to make benefit payments in the future to the extent and consistent with the terms of any OPP Awards, the OPP, and the 2007 Plan. Whenever there are any references in the OPP to the crediting of amounts, all such references shall be deemed to refer to notional, book entry transactions.

(m) Exclusivity of Documents.  The liability of the Company for the payment of benefits shall be defined only by this OPP, the 2007 Plan, and the terms of each OPP Award Recipient’s Participation OPP Letter, and the Company shall have no obligation to any Eligible Person under the OPP except as expressly provided herein or therein.

(n) Binding Effect.  The provisions of the OPP shall bind and inure to the benefit of the Company and its successors and assigns and each Participant and each Participant’s successors and assigns.

(o) Gender.  Where appearing in the OPP, the masculine gender shall be deemed to include the feminine gender and the singular number shall include the plural, unless the context clearly indicates to the contrary.

(p) Term and Expiration.  The OPP shall be effective until all OPP Award Recipients have received full settlement of all OPP Awards.

Adopted as of February 6, 2007 at a meeting of the Compensation Committee held February 6, 2007, and modified by unanimous written consent of the Compensation Committee dated April 2, 2007.

LEXINGTON REALTY TRUST
2007 EQUITY-BASED AWARD PLAN

2007 Outperformance Program

Exhibit A

[DATE]

CONFIDENTIAL

[Name]
[Address]

Re: Your Participation Interest for the 2007 to 2009 Performance Period

Dear [Name]:

You have been selected by Lexington Realty Trust to be a participant in the Lexington Realty Trust 2007 Outperformance Program (the “OPP”). Generally, under the OPP, in the event that the Company’s total return (as defined in the OPP) to its equity holders during a three-year performance period beginning on April 1, 2007 exceeds the greater of an absolute compound annual shareholder return of 10% or 110% of the compound annual return of the MSCI US REIT INDEX measured against a baseline value equal to $      per common share, the average of the ten consecutive trading days prior to April 1, 2007, then an aggregate outperformance pool comprising 10% of such excess, not to exceed $40 million, will be formed under the OPP. If and to the extent that any provision contained in this Participation OPP Letter is inconsistent with the OPP, the OPP shall govern.

The aggregate outperformance pool will be paid in the form of restricted common shares, which will vest 50% on each of the first two anniversaries of the end of the performance period, subject to continued employment, except as otherwise provided in the OPP. Special provisions will apply, and you may forfeit some or all of your award, in the event that your employment is terminated. Other special rules apply, such as in the event of a change in control of the Company.

Subject to your acceptance of the terms and conditions of the OPP (which is attached for your review and reference), your Participation Percentage in the OPP is     %.

Please acknowledge receipt of this letter and acceptance of the foregoing terms and conditions for your participation in the OPP by signing in the space provided below and return the signed letter to the attention of the Director of Human Resources.

Yours truly,	ACKNOWLEDGED BY:

[ ]
Chairman, Compensation Committee	[Name of OPP Award Recipient]

[Date]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ITEM 1. ELECTION OF TRUSTEES

Nominees:

01 Michael L. Ashner 02 E. Robert Roskind	FOR ALL	WITHHELD FOR ALL
03 Richard J. Rouse	☐	☐
04 T. Wilson Eglin
05 William J. Borruso
06 Clifford Broser
07 Geoffrey Dohrmann
08 Carl D. Glickman
09 James Grosfeld
10 Richard Frary
11 Kevin W. Lynch

For all, except withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

ITEM 2. TO APPROVE AND ADOPT THE LEXINGTON REALTY TRUST 2007 EQUITY-BASED AWARD PLAN.

FOR	AGAINST	ABSTAIN

☐	☐	☐

ITEM 3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

ITEM 4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2007 ANNUAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEROF.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Signature: _ _	Signature: _ _	Date: _ _

NOTE:  Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

We Encourage You to Take Advantage of Internet or
Telephone Proxy Authorization, Both are Available 24 Hours a Day, 7 Days a Week.

Internet and telephone proxy authorization is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www. proxyvoting.com/lxp		1-866-540-5760

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have our proxy card in hand when you call.

If you authorize your proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card.

To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed
postage-paid envelope.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
LEXINGTON REALTY TRUST

The undersigned shareholder of Lexington Realty Trust hereby appoints Patrick Carroll and Paul R. Wood, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lexington Realty Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2007 Annual Meeting of Shareholders of the Trust to be held at the New York Offices of Paul, Hastings, Janofsky & Walker LLP, 75 E. 55th Street, New York, New York 10022 at 10:00 a.m. Eastern time, on Tuesday, May 22, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Lexington Realty Trust account online.

Access your Lexington Realty Trust shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Lexington Realty Trust, now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

Establish/change your PIN

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time